As filed with the Securities and Exchange Commission on June 13, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IMAC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	8093	83-0784691
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3401 Mallory Lane, Suite 100

Franklin, Tennessee 37067

(844) 266-4622

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

FAITH ZASLAVSKY

Chief Executive Officer

IMAC Holdings, Inc.

3401 Mallory Lane, Suite 100

Franklin, Tennessee 37067

(844) 266-4622

(Name, address, including zip code and telephone number, including area code, of agent for service)

With a copy to:

MICHAEL A. ADELSTEIN, ESQ.

CAROL W. SHERMAN, ESQ.

Kelley Drye & Warren LLP

3 World Trade Center

175 Greenwich Street

New York, New York 10007

(212) 808-7800

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated June 13, 2024

PRELIMINARY PROSPECTUS

Up to [●] Shares of Common Stock or Pre-Funded Warrants to Purchase up to [●] Shares of Common Stock

Warrants to Purchase up to [●] Shares of Common Stock

Up to [●] Shares of Common Stock underlying Pre-Funded Warrants

Up to [●] Shares of Common Stock underlying Warrants

IMAC Holdings, Inc. is offering up to [●] shares of our common stock, par value $0.001 per share, or pre-funded warrant in lieu of common stock (the “Pre-funded Warrants”), together with common warrants to purchase up to [●] shares of common stock, (the “Common Warrants”). Each share of our common stock, or Pre-funded Warrants in lieu thereof, is being sold together with a Common Warrant. The shares of common stock and Common Warrants are immediately separable and will be issued separately in this offering but must be purchased together in this offering.

The Common Warrants will be exercisable immediately, will have an exercise price equal to $[●] per share, and will expire five years from the date of issuance.

We are also offering Pre-funded Warrants to purchase up to [●] shares of common stock to those purchasers whose purchase of shares of common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, in lieu of shares of common stock that would result in beneficial ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock. Each Pre-funded Warrant is exercisable for one share of our common stock and has an exercise price of $0.0001 per share. Each Pre-funded Warrant is being offered together with the Common Warrants. The Pre-funded Warrants and Common Warrants are immediately separable and will be issued separately in this offering but must be purchased together in this offering. For each Pre-funded Warrant that we sell, the number of shares of common stock we are offering will be reduced on a one-for-one basis.

Pursuant to this prospectus, we are also offering the shares of common stock issuable upon the exercise of Pre-funded Warrants and Common Warrants offered hereby. These securities are being sold in this offering to certain purchasers under a securities purchase agreement dated [●], 2024 between us and the purchasers.

Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”), under the symbol “BACK.” On June 10, 2024, the last reported sale price of our common stock was $2.51 per share. We do not intend to list the Pre-funded Warrants or the Common Warrants offered pursuant to this prospectus on any national securities exchange or other nationally recognized trading system.

This offering is being underwritten on a firm commitment basis. The actual public offering price per share of common stock will be determined between us and the representative of the underwriters at the time of pricing and may be at a discount to the current market price for our common stock. Therefore, the assumed public offering price used throughout this preliminary prospectus may not be indicative of the final offering price.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and, as such, have elected to comply with certain reduced public disclosure requirements for this prospectus and future filings. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 for a discussion of factors that you should consider before buying Notes. You should also consider the risk factors described or referred to in any documents incorporated by reference in this prospectus, and in an applicable prospectus supplement, before investing in these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share or Pre-funded Warrant and Warrant	Total(1)
Public offering price	$	$
Underwriting discounts and commissions(2)	$	$
Proceeds, before expenses, to us	$	$

(1) We have granted the representatives of the underwriters an option to purchase up to an additional ● shares of our common stock and/or pre-funded warrants and/or common warrants from us at the public offering price, less the underwriting discounts and commissions, within [●] days from the date of this prospectus to cover over-allotments, if any.

(2) The underwriting discount shall equal [●]% of the gross proceeds of the securities sold by us in this offering. The underwriter will receive compensation in addition to the underwriting discount described above. See “Underwriting” for a description of compensation payable to the underwriter.

Delivery of the shares of our common stock, Pre-funded Warrants and Common Warrants is expected to be made on or about                , 2024.

[●]                                         [●]

Underwriters

The date of this prospectus is                      , 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form S-1 that we filed with the Securities and Exchange Commission (“SEC”).

You should rely only on information contained in this prospectus filed with the Securities and Exchange Commission, or the SEC. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus is correct after the date of this prospectus.

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell the securities registered hereby in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted. The information contained in this prospectus is accurate only as of its date regardless of the time of delivery of this prospectus or of any sale of securities.

For investors outside of the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of common stock and the distribution of this prospectus outside of the United States.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “IMAC,” “we,” “us,” “our” and similar terms refer to IMAC Holdings, Inc. and its consolidated subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Various statements contained in this prospectus or incorporated by reference into this prospectus constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are based on current expectations and are indicated by words or phrases such as “believe,” “expect,” “may,” “will,” “should,” “seek,” “plan,” “intend” or “anticipate” or the negative thereof or comparable terminology, or by discussion of strategy. Forward-looking statements represent as of the date of this report our judgment relating to, among other things, future results of operations, growth plans, sales, capital requirements and general industry and business conditions applicable to us. Such forward-looking statements are based largely on our current expectations and are inherently subject to risks and uncertainties. Our actual results could differ materially from those that are anticipated or projected as a result of certain risks and uncertainties, including, but not limited to, a number of factors, such as:

●	projected operating or financial results, including anticipated cash flows used in operations;
●	expectations regarding capital expenditures, research and development expenses and other payments;
●	our beliefs and assumptions relating to our liquidity position, including our ability to obtain additional financing; and

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●	our beliefs, assumptions and expectations about the regulatory approval for our technology including, but not limited to our ability to obtain regulatory approval in a timely manner or at all.
●	our ability to continue as a going concern;
●	our ability to employ skilled and qualified workers;
●	the fact that we have incurred significant losses since inception, expect to incur net losses for at least the next several years and may never achieve or sustain profitability;
●	the loss of key management personnel upon whom we depend;
●	our ability to fund our operations;
●	our ability to navigate the regulatory approval process in the U.S. and other countries, and our success in obtaining required regulatory approvals on a timely basis;
●	commercial development of technologies that compete with our technology;
●	the actual and perceived effectiveness of our technology, and how the technology compares to competitive technologies;
●	the rate and degree of market acceptance and clinical utility of our technology;
●	the strength of our intellectual property protection, and our success in avoiding infringement of the intellectual property rights of others;
●	regulations affecting the health care industry;
●	adverse developments in our research and development activities; and
●	projected operating or financial results, including anticipated cash flows used in operations.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on future results. Except as otherwise required to be disclosed in periodic reports required to be filed by public companies with the SEC pursuant to the SEC’s rules, we have no duty to update these statements, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, we cannot assure you that the forward-looking information contained in this report will in fact transpire.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus, any prospectus supplement and the documents incorporated by reference. It does not contain all of the information that you should consider before making a decision to invest in the securities offered in this prospectus. You should read carefully the entire prospectus, any applicable prospectus supplement and the documents incorporated by reference, including “Risk Factors” and the Consolidated Financial Statements and Notes thereto and the Pre-Funded Warrants and Common Warrants included elsewhere or incorporated by reference in this prospectus or any prospectus supplement.

In this prospectus, “IMAC”, “we,” “us,” “our” and the “Company” refer to IMAC Holdings, Inc. and its subsidiaries unless the context otherwise requires.

OUR BUSINESS

OVERVIEW

Until recently, we were a provider of movement and orthopedic therapies and minimally invasive procedures performed through our regenerative and rehabilitative medical treatments to improve the physical health of our patients at our chain of IMAC Regeneration Centers and BackSpace clinics which we owned or managed. Our outpatient medical clinics provided conservative, minimally invasive medical treatments to help patients with back pain, knee pain, joint pain, ligament and tendon damage, and other related soft tissue conditions. Our licensed healthcare professionals evaluated each patient and provided a custom treatment plan that integrated traditional medical procedures and innovative regenerative medicine procedures in combination with physical medicine. We did not use or offer opioid-based prescriptions as part of our treatment options in order to help our patients avoid the dangers of opioid abuse and addiction. As of December 31, 2023, we sold or discontinued patient care at all our locations including The BackSpace LLC.

In May 2024, we acquired the business, consisting of the material assets and rights, of Theralink Technologies, Inc. (“Theralink”). The business is a precision medicine company with a nationally CLIA-certified , CAP-accredited and NY CLEP certified laboratory in Golden, Colorado. Our product is Theralink’s unique and patented Reverse Phase Protein Array (RPPA) technology platform, which can quantify protein signaling to support oncology clinical treatment decisions and biopharmaceutical drug development. Because protein signaling is responsible for the development and progression of cancer, nearly all FDA-approved cancer therapeutics target proteins, not genes. The Theralink® RPPA technology can reveal the protein drug target(s) that are essentially turned “on” in a patient’s cancer and may help support the most effective treatment plan to turn those proteins “off”. Therefore, the Theralink® RPPA technology is a critical tool that may empower oncologists with actionable information to effectively treat a cancer patient, which is often missed by standard proteomic and genomic testing. Our commercially available Lab Developed Test (LDT), the Theralink® Assay for Breast Cancer, is currently being utilized by oncologists across the United States to assist in making the most targeted treatment plan for their patients with advanced breast cancer. In 2023, Theralink began receiving reimbursement for this test by Medicare and certain third-party payors. The Theralink® test determines which drug target(s) are present and/or activated and may reveal to the oncologist which patients are predicted to be responders versus non-responders to a particular therapeutic. The test may provide therapeutic recommendations to support oncologist treatment selection of the best therapy option – which may improve patient response and consequently save the healthcare system substantial dollars.

On May 30, 2024, we formed a wholly-owned subsidiary, Ignite Proteomics LLC, a Delaware limited liability company (“Ignite”), to operate a medical lab, deliver services related to the Theralink product and collect fees for services rendered. Ignite is in the process of obtaining credentials for reimbursement for our Theralink test by Medicare and certain third-party payors. Until such time as Ignite is credentialed, we will accept payment from private insurers. Our Board has also approved the creation of the Ignite Compassionate Care program to enable those without private insurance or private funds to access our Ignite Proteomics test when needed until we are credentialed and thereafter for those without access to any form of insurance.

The currently available Theralink® Assay for Breast Cancer will be followed by the Theralink® Pan-Tumor Assay 1.0, expected to launch in 2024 to include ovarian, endometrial, and head & neck cancers. The test is expected to expand further in 2025-2026 to the Theralink® Pan-Tumor Assay 2.0 to support the treatment of colorectal, prostate, pancreatic, lung, and other solid tumor cancer indications.

Theralink Tumor Biomarker Platform

The Theralink test uses Reverse Phase Protein Array (RPPA) technology to measure the abundance and activation of cell surface proteins and their downstream signaling pathways. These proteins are considered biomarkers in the medical field. Biomarkers are part of a relatively new clinical toolset categorized by their clinical applications. The four main classes are molecular, physiologic, histologic, and radiographic biomarkers. All four types of biomarkers have a clinical role in narrowing or guiding treatment decisions and follow a sub-categorization of either predictive, prognostic, or diagnostic. Biomarkers serve as the drug targets for most FDA-approved and investigational therapies for cancer. We may aid in determining the ideal prescribed medication for patients based on the unique protein characteristics of their cancer.

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Our highly sensitive analyses of identified biomarkers have the potential to empower physicians to improve treatment decisions through better prediction of treatment outcomes. The biomarker information might prevent the patient from being exposed to toxic treatments that may be unlikely to deliver clinically meaningful benefits while potentially guiding physicians in prescribing treatments likely to yield maximum results.

The Theralink platform can be used for multiple applications in therapeutic clinical trials, including:

●	Patient selection to enroll clinical trials with the patients best suited for the therapeutic
●	Studies to explore the mechanisms by which a therapeutic benefits patients
●	Identification of how a patient becomes resistant to a therapeutic
●	Identification of what the therapeutic does to the body and what the body does to the therapeutic to support clinical application decisions (i.e., dose-response, endpoint measurements)

We measure active (also referred to as phosphorylated) proteins in tumor tissues. Active (phosphorylated) proteins are targets for oncology therapeutics. Examples of tumor indications for application development include, but are not limited to:

●	Breast Cancer
●	Gynecological Cancers
●	Pancreatic Cancer
●	Colorectal Cancer
●	Liver Cancer
●	Kidney Cancer
●	Head and Neck Cancers
●	Non-Small Cell Lung Cancer
●	Prostate Cancer

We are advancing proprietary technology in proteomics research. This sector has emerged in the high-growth field of precision medicine. This technology is intended to generate an accurate and comprehensive portrait of protein pathway activation in diseased cells from each patient, which may enable physicians to identify and match individuals with optimal targeted therapies. Also, our technology allows a superior quantitative measurement of the level of activation. Our RPPA technology surpasses conventional measurement methods in both quantitative capacity and sensitivity. Data from multiple clinical trials has demonstrated RPPA’s superiority over other biomarker assessments. Our lab developed tests may prove highly useful for oncology patient management by improving targeted therapy drug selection, chemotherapy drug selection, immunotherapy drug selection, and optimizing combination therapy selection. The business components of a certified laboratory, a proprietary billing code, Medicare and commercial payer reimbursement, intellectual property protection, and low production costs relative to reimbursement combine to create a comprehensive and unique service offering.

The biomarker and data-generating tests provide biopharmaceutical companies, clinical scientists, and physicians with molecular-based guidance as to which patients may benefit from newly developed or repurposed molecular targeted therapeutics for treating various life-threatening oncology diseases. This addresses the core aspect of precision oncology treatment by identifying which individuals are more likely to respond to specific targeted molecular therapies, thus forming the basis for personalized medicine.

We benefit from a portfolio of eight patents derived from licensing agreements with the US Public Health Service, the federal agency that supervises the National Institutes of Health (NIH), which provides us with broad protection around its technology platform, George Mason University (GMU), which provides access to additional intellectual property around improvements to the technology platform and biomarker signatures that form the basis for future proteomics products and Vanderbilt University (Vanderbilt), which provides a predictor of response to immunotherapy in cancer. The current assay consists of a panel of 32 protein drug targets/biomarkers, nearly all of which are specifically covered by a suite of issued patents licensed exclusively to the Company. These patents are critical to the Company’s business because the intellectual property covers the use of these specific protein biomarkers on the Theralink test for the identification and optimization of which drug and which specific combination of drugs is most likely to work for each specific patient: the hallmark of patient-tailored therapy. The intellectual property covers the use of these specific markers as well as the analysis of protein drug target activation mapping in general for patient-tailored therapeutic drug selection for breast cancer, lung cancer, colorectal cancer, as well as many other solid tumors. Moreover, our issued patent portfolio covers the use of these markers for patient-tailored therapeutic selection of a broad number and type of FDA approved and experimental therapeutics.

We are committed to advancing the technology from GMU, the NIH and Vanderbilt as a platform for developing new clinical biomarkers. These biomarkers and monitoring products may have the ability to provide biopharmaceutical companies and doctors with critical molecular-based knowledge to potentially make the best therapeutic decisions based on a patient’s unique, individual medical needs.

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Recent Developments

Theralink

On May 23, 2023, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Theralink and IMAC Merger Sub, Inc., a Delaware corporation and a newly formed, wholly owned subsidiary of the Company (“Merger Sub”). Upon the terms and subject to the conditions set forth in the Merger Agreement, we and Theralink agreed to merge (the “Merger”), with Theralink continuing as the surviving entity (the “Surviving Entity”) and a wholly owned subsidiary of the Company.

The completion of the Merger was subject to the satisfaction or waiver of customary closing conditions. However, such conditions were not met and such closing did not occur.

In furtherance of the proposed business combination with Theralink, on April 12, 2024 the Company entered into a credit agreement, secured by the assets of Theralink and its subsidiaries, pursuant to which Theralink may borrow from the Company up to an aggregate of $1,000,000 with an initial borrowing of $350,000 (the “Theralink Credit Agreement”).

On April 10, 2024, we entered into a series of transactions including the exchange of the Company’s outstanding Series B-1 Convertible Preferred Stock, par value $0.001 per share (the “Series B-1 Preferred Stock”) and Series B-2 Convertible Preferred Stock, par value $0.001 per share (the “Series B-2 Preferred Stock” and, collectively with the Series B-1 Preferred Stock, the “Series B Preferred Stock”), for Series C-1 Convertible Preferred Stock (the “Series C-1 Preferred Stock”), the exchange of the Company’s outstanding warrants for new warrants, and the sale of new Series C-2 Convertible Preferred Stock (the “Series C-2 Preferred Stock” and, together with the Series C-1 Preferred Stock, the “Series C Preferred Stock”) and warrants. All such transactions were consummated on April 11, 2024 and resulted in gross proceeds to the Company of $900,000.

On April 30, 2024, the Company entered into securities purchase agreements (each, a “Securities Purchase Agreement”) with various holders (the “Theralink Note Holders”) of senior secured convertible debentures (the “Theralink Notes”) of Theralink for the sale of 17,364 shares of the Company’s newly created Series D Convertible Preferred Stock, $0.001 par value (the “Series D Preferred Stock”). The consideration paid by the Theralink Note Holders will be in the form of all of the Theralink Notes held by them, which have an aggregate principal amount outstanding of $16,221,873.89 and which the Theralink Note Holders accelerated earlier on April 30, 2024. Upon the consummation of the transactions contemplated by the Securities Purchase Agreement, the Company will be the holder of approximately 74.01% of the outstanding Theralink Notes.

On May 1, 2024, we entered into a Settlement and Release Agreement with Theralink (the “Settlement Agreement”) pursuant to which the parties agreed to a settlement of the default by Theralink under the Theralink Credit Agreement. The settlement consisted of the transfer of all of the assets of Theralink, including Theralink’s license agreements, other than certain excluded assets, and certain liabilities to be determined, including various trade payables, to the Company in exchange for (i) the forgiveness by the Company of the outstanding amounts due under (a) the Theralink Notes acquired by the Company pursuant to the Securities Purchase Agreement, (b) certain other pre-existing notes made by Theralink in favor of the Company, having an aggregate outstanding principal amount of $3,000,000 (the “Pre-Existing Theralink Notes”), and (c) the Theralink Credit Agreement and (ii) the issuance up to Theralink of 22,067 shares of the Company’s newly created Series E Convertible Preferred Stock, $0.001 par value (the “Series E Preferred Stock”). In addition, pursuant to the Settlement Agreement, the parties agreed to mutual releases with respect to the outstanding payments being forgiven, the Company and Theralink agreed to terminate the merger agreement between them and withdraw the Registration Statement on Form S-4 related thereto as soon as commercially practicable, and the Company agreed to assume certain liabilities to be determined of Theralink, including various trade payables, and to hire certain of the employees of Theralink. The Company has obtained assignment agreements form the license holders party to Theralink’s transferred license agreements and continues the process of obtaining assignments or consents thereto for the remaining transferred license agreements.

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On May 6, 2024, in light of having already acquired the Theralink assets, the Company, IMAC Merger Sub, Inc. (“Merger Sub”) and Theralink entered into a Termination Agreement, which immediately terminated the Merger Agreement. On May 7, 2024, the Company withdrew the Registration Statement on Form S-4 related to the Merger.

On May 14, 2024, the Company issued and sold to accredited investors 450 shares of Series F convertible preferred stock, par value $0.001 per share (“Series F Preferred Stock”) and warrants, for aggregate cash proceeds of $450,000.

Reverse Stock Split

In September 2023, we effected a 1-for-30 reverse stock split of our common stock, whereby each 30 shares of our common stock and common stock equivalents were converted into one share of common stock (the “Reverse Stock Split”). All share and per share amounts in this prospectus have been retroactively adjusted to give effect to the Reverse Stock Split.

Leadership changes

On May 24, 2024, Matthew C. Wallis, DC, and Jeffrey S. Ervin resigned from the Company’s Board of Directors.

On May 24, 2024, Jeffrey S. Ervin resigned as Chief Executive Officer of the Company and the Company appointed Faith Zaslavsky, the former Chief Executive Officer of Theralink, as the Chief Executive Officer of the Company.

Compliance with Nasdaq Listing Requirements

On May 31, 2023, the Company received notice from Nasdaq that the Company has failed to maintain a required minimum of $2,500,000 in stockholders’ equity for continued listing, as required under Listing Rule 5550(b)(1) (the “Minimum Equity Rule”). On August 3, 2023, the Company submitted a plan to Nasdaq to grant the Company an extension of time until November 27, 2023 to provide evidence of compliance with the Minimum Equity Rule, and by filing this Current Report on Form 8-K, which includes (1) disclosure of Nasdaq’s deficiency letter and the specific deficiency or deficiencies cited; (2) a description of the completed transaction or event that enabled the Company to satisfy the stockholders’ equity requirement for continued listing; (3) an affirmative statement that, as of the date of the report, the Company believes it has regained compliance with the stockholders’ equity requirement based upon the specific transaction or event referenced in item (2) above; and (4) a disclosure stating that Nasdaq will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement and, if at the time of its next periodic report the Company does not evidence compliance, that it may be subject to delisting. The Company attended a Nasdaq Listing Hearing on February 20, 2024. Nasdaq agreed to extend the Company’s listing based on specific conditions for continued listing.

The various transactions described above relating to the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the acquisition of the Theralink assets and the forgiveness of the debt of Theralink contributed positively to the Company’s stockholders’ equity and as of May 1, 2024, the Company believes it is in compliance with compliance with the Nasdaq Listing Rules by satisfying compliance with the Minimum Equity Rule.

OUR PRINCIPAL EXECUTIVE OFFICES

Our principal executive offices are located at 3401 Mallory Lane, Suite 100, Franklin, Tennessee, 37067, and our telephone number is (844) 266-4622. Our e-mail address is sgardzina@imacholdings.com and our web site address is https://imacregeneration.com/. Information accessed on or through our web site does not constitute a part of this prospectus.

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THE OFFERING

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus. See “Description of the Securities We Are Offering” and “Underwriting.”

Issuer	IMAC Holdings, Inc.

Securities Being Offered; Assumed Offering Price

We are offering: (a) [●] shares of common stock at a price per share of $[●]; and (b) Common Warrants to purchase up to [●] shares of common stock, at an exercise price of $[●] per share. Common warrants are exercisable upon issuance and expire five years from the date they first became exercisable. The common warrants will be issued in registered form under a warrant agency agreement between Equity Transfer LLC, as warrant agent, and us. This prospectus also includes the offering of the shares of common stock issuable upon exercise of the common warrants. For more information regarding the common warrants, you should carefully read the section titled “Description of Securities We Are Offering” in this prospectus.

We are also offering Pre-funded Warrants in lieu of common stock to purchase up to [●] shares of common stock to those purchasers whose purchase of shares of common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, in lieu of shares of common stock that would result in beneficial ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock. Each Pre-funded Warrant is exercisable for one share of our common stock and has an exercise price of $0.0001 per share. Each Pre-funded Warrant is being offered together with the Common Warrants. The Pre-funded Warrants and Common Warrants are immediately separable and will be issued separately in this offering but must be purchased together in this offering. For each Pre-funded Warrant that we sell, the number of shares of common stock we are offering will be reduced on a one-for-one basis. The common stock and pre-funded warrants, if any, can each be purchased in this offering only with the accompanying common warrant (other than pursuant to the option of the representatives of the underwriters to purchase additional common stock and/or pre-funded warrants and/or common warrants. This prospectus also includes the offering of the shares of common stock issuable upon exercise of the pre-funded warrants. For more information regarding the common warrants, you should carefully read the section titled “Description of Securities We Are Offering” in this prospectus.

Public Offering Price	$[●] per share of Common Stock or Pre-funded Warrant and, in each case, a Common Warrant

Common Stock Outstanding Prior to This Offering	1,148,321 shares of Common Stock

Common Stock Outstanding After This Offering	[●] shares of Common Stock, if all [●] shares offered in this offering are sold and without giving effect to the exercise of any Common Warrants or Pre-funded Warrants.

Over-Allotment Option	We have granted to the representatives of the underwriters an option to purchase up to an additional [●] shares of common stock and/or pre-funded warrants and/or common warrants to cover over-allotments, for a period of [●] days from the date of this prospectus.

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Use of proceeds

We estimate that the net proceeds to us from this offering will be approximately $[●] million (based on an assumed public offering price of $[●] per share of common stock or Pre-funded Warrant), without giving effect to the exercise of any Common Warrants or Pre-funded Warrants, after deducting placement agent fees and commissions and estimated offering expenses.

We intend to use the net proceeds of this offering for general corporate purposes, including working capital, operating expenses and capital expenditures. In addition, we may use the net proceeds of this offering to repurchase outstanding shares of our preferred stock on the condition that the holders of such shares invest in this offering. See “Use of Proceeds.”

Listing	Our common stock is listed on The Nasdaq Capital Market, under the symbol “BACK.” On June 10, 2024, the last reported sale price of our common stock was $2.51 per share. We do not intend to list the Common Warrants or the Pre-funded Warrants on any securities exchange or nationally recognized trading system.

Risk Factors	Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in this prospectus beginning on page 7, our Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, and any amendments thereto, respectively, as well as the other information contained or incorporated by reference in this prospectus before deciding to invest in our securities.

Transfer Agent, warrant agent and registrar	The transfer agent and registrar for our common stock is Equity Stock Transfer, with its business address at 237 W. 37th Street, Suite 602, New York, NY 10018 and its telephone number is (212) 575-5757. The warrant agent for the Common Warrants and Pre-funded Warrants will be [●].

This prospectus contains our trademarks, tradenames and service marks and also contains certain trademarks, tradenames and service marks of other parties.

6

RISK FACTORS

An investment in our securities involves a high degree of risk and uncertainty. In addition to the other information included in this prospectus, you should carefully consider each of the risk factors set forth in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and any amendments thereto, respectively. on file with the SEC, which are incorporated by reference into this prospectus. The risks described are not the only ones facing our company. Additional risks not presently known to us or that we presently consider immaterial may also adversely affect our company. If any of the risks described occur, our business, financial condition, results of operations and prospects could be materially adversely affected. In that case, the trading price of our securities could decline, and you could lose all or part or your investment. In assessing these risks, you should also refer to the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Risks Related to Our Business

We recorded a net loss for the year ended December 31, 2023 and December 31, 2022 and there can be no assurance that our future operations will result in net income; we received a going concern qualification.

For the year ended December 31, 2023 and December 31, 2022, we had net revenue from discontinued operations of approximately $5,197,000 and $16,186,000, respectively, and we had net loss of approximately $9,419,000 and $18,313,000, respectively. There can be no assurance that our future operations will result in net income. Our failure to generate revenues or improve our gross margins will harm our business. We may not be able to sustain or increase profitability on a quarterly or annual basis in the future. If our revenues grow more slowly than we anticipate, our gross margins fail to improve or our operating expenses exceed our expectations, our operating results will suffer. The fee we charge for our management services may decrease, which would reduce our revenues and harm our business. If we are unable to sell our services at acceptable prices relative to our costs, or if we fail to develop and introduce new services on a timely basis and services from which we can derive additional revenues, our financial results will suffer.

As discussed in Note 3 to our consolidated financial statements included in our Amendment No. 1 to our annual report on Form 10-K for the fiscal year ended December 31, 2023, the Company has suffered recurring losses from, and net cash used in operations and has a net capital deficiency, and has discontinued its operations, which raise substantial doubt about its ability to continue as a going concern. We expect to incur losses this year and may never achieve or maintain profitability. Our future success depends on our ability to attract and retain qualified personnel, and changes in management may negatively affect our business. We have a need for additional funding. If we are unable to raise capital when needed, we could be forced to delay, reduce, or eliminate our development. We may form or seek strategic alliances in the future, and we may not realize the benefits of such alliances.

Further, because of our small size and limited operating history, our company is particularly susceptible to adverse effects from changes in the law, economic conditions, consumer tastes, competition and other contingencies or events beyond our control. It may be more difficult for us to prepare for and respond to these types of risks than it would be for a company with an established business and operating cash flow. Due to changing circumstances or an inability to implement any portion of our growth strategy, we may be forced to dramatically change our planned operations.

Our independent registered public accounting firm has indicated that our financial condition raises substantial doubt as to our ability to continue as a going concern.

Our consolidated financial statements have been prepared assuming that we will continue to operate as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. However, our independent registered public accounting firm has included in its audit opinion for the year ended December 31, 2023 a statement that there is substantial doubt as to our ability to continue as a going concern as a result of continued losses and financial condition at December 31, 2023, unless we are able to obtain additional financing or enter into strategic alliances. The reaction of investors to the inclusion of a going concern statement by our auditors, our current lack of cash resources and our potential inability to continue as a going concern may adversely affect our share price and our ability to raise new capital or enter into strategic alliances. If we become unable to obtain additional capital and to continue as a going concern, we may have to liquidate our assets and the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our financial statements.

If we are unable to successfully integrate all of the assets we purchased from Theralink in May 2024, our financial results could be adversely affected.

On May 1, 2024, we acquired substantially all of the assets of Theralink, including license agreements related to Theralink products. The Company is still in the process of integrating such assets into its control and business. On May 30, 2024, we formed our wholly-owned subsidiary, Ignite, to operate a medical lab, deliver services related to the Theralink products and collect fees for services rendered. Ignite is in the process of obtaining credentials for reimbursement for our Theralink test by Medicare and certain third-party payors. Until such time as Ignite is credentialed, we will accept payment from private insurers. Our Board has also approved the creation of the Ignite Compassionate Care program to enable those without private insurance or private funds to access our Theralink test when needed until we are credentialed and thereafter for those without access to any form of insurance. Any failure of the Company to obtain additional license agreement assignments, obtain credentials for reimbursement by Medicare and certain other third party providers or otherwise integrate the acquired assets limit our ability to generate or increase revenue and could adversely affect our financial results.

We will need additional funding to achieve our goals and may be unable to raise additional capital when needed, which would force us to delay, reduce or eliminate our product development and commercialization efforts. Raising additional capital may cause dilution to our existing stockholders, restrict our operations or require us to relinquish rights to our technologies.

We expect to expend substantial resources for the foreseeable future to continue the development and commercialization of our technology. We may not be able to generate significant revenues for several years, if at all. Until such time as we can generate substantial service revenues, we may attempt to finance our cash needs through equity offerings, debt financings, government and/or other third-party grants or other third-party funding, marketing and distribution arrangements and other collaborations, strategic alliances and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, our investors’ ownership interest will be diluted. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If we are unable to obtain funding on a timely basis, we may be required to significantly curtail one or more research or development programs, which would adversely impact potential revenues, results of operations and financial condition. We cannot be certain that additional funding will be available on acceptable terms, or at all. If adequate funds are not available, we may be required to delay, reduce the scope of, or eliminate one or more of our research and development activities.

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We may fail completely to implement key elements of our growth and expansion strategy, which could adversely affect our operations and financial performance.

On May 30, 2024, we formed a wholly-owned subsidiary, Ignite, to operate a medical lab, deliver services related to the Theralink and collect fees for services rendered. Ignite is in the process of obtaining credentials for reimbursement for our Theralink test by Medicare and certain third-party payors. Until such time as Ignite is credentialed, we will accept payment from private insurers. Our Board has also approved the creation of the Ignite Compassionate Care program to enable those without private insurance or private funds to access our Theralink test when needed until we are credentialed and thereafter for those without access to any form of insurance.

If we cannot implement one or more key elements of our growth and expansion strategy, including raising sufficient capital, hiring and retaining qualified staff, leasing and developing acceptable premises for our medical clinics, securing necessary service contracts on favorable or adequate terms, generating sufficient revenue and achieving numerous other objectives, our projected financial performance may be materially adversely affected. Even if all of the key elements of our growth and expansion strategy are successfully implemented, we may not achieve the favorable results, operations and financial performance that we anticipate.

We may be required to recognize goodwill, intangible assets or other long-lived asset impairment charges.

Goodwill and indefinite-lived intangible assets are not amortized and are subject to impairment testing at least annually. Future events may cause impairments of our goodwill or long-lived assets based on factors such as the price of our common stock, projected cash flows, assumptions used or other variables. Acquisitions, including our recent acquisition of the material assets of Theralink, may require us to record an increase in goodwill and intangible assets, which have the risk of impairment if the future operating results and cash flows of such acquisitions are lower than our initial estimates. In the event that we determine that there is an impairment, we may be required to record a significant non-cash charge to earnings that could adversely affect our results of operations.

Our prospective revenues will be diminished if payors do not adequately cover or reimburse our services.

There has been and will continue to be significant efforts by both federal and state agencies to reduce costs in government healthcare programs and otherwise implement government control of healthcare costs. In addition, private payors continually seek ways to reduce and control overall healthcare costs. An increasing emphasis on managed care in the United States will continue to put pressure on the pricing of healthcare services. Uncertainty exists as to the coverage and reimbursement status of new applications and services. Third-party payors, including governmental payors such as Medicare and private payors, are scrutinizing new medical products and services and may not cover or may limit coverage and the level of reimbursement for our services. Third-party insurance coverage may not be available to patients for any of our existing service candidates or for tests we discover and develop, and a substantial portion of the testing for which we bill our hospital and laboratory clients may ultimately be paid by third-party payers. Likewise, any pricing pressure exerted by these third-party payers on our clients may, in turn, be exerted by our clients on us. If the government and other third-party payers do not provide adequate coverage and reimbursement for our tests, it could adversely affect our operating results, cash flow and our financial condition.

We are susceptible to risks relating to investigation or audit by the Centers for Medicare & Medicaid Services (“CMS”), health insurance providers and the IRS.

We may be audited by CMS or any health insurance provider that pays us for services provided to patients. Any such audit may result in reclaimed payments, which would decrease our revenue and adversely affect our financial performance. Our federal tax returns may be audited by the IRS and our state tax returns may be audited by applicable state government authorities. Any such audit may result in the challenge and disallowance of some of our deductions or an increase in our taxable income. We are currently involved in certain such ongoing audits based on our previous regenerative medicine business. No assurance can be made with regard to the deductibility of certain tax items or the position taken by us on our tax returns. Further, an audit or any litigation resulting from an audit could unexpectedly increase our expenses and adversely affect financial performance and operations.

We are subject to the possible repayment of claimed CMS overpayments, but we cannot predict the outcome.

The Company has received several notifications from Covent Bridge Group (“Covent”), a CMS contractor, throughout 2021 and 2022 that Covent has recommended to CMS that the Company was overpaid for services provided to Covent. The amounts initially claimed are statistical extrapolations, and the Company has in each instance internally audited such payments received and initiated the appropriate appeals processes. The appeals process may result in lower overpayment amounts, or no overpayment amounts being due, but in each instance such appeals process is ongoing.

On December 9, 2022, the Company received a suspension of payment notification from Covent for IMAC Regeneration Center of Kentucky. On December 22, 2022, the Company responded to the payment suspension with a Rebuttal of Notice. The suspension of payment will remain in effect until the Rebuttal of Notice is answered. Neither CMS nor Covent has responded to the Company regarding the records. As of December 31, 2023, the payment suspension resulted in a recoupment balance of approximately $90,000 of Medicare accounts receivable which had been fully reserved.

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If we fail to achieve and sustain commercial success for our services, our business will suffer, our future prospects may be harmed, and our stock price would likely decline.

Prior to our acquisition of assets from Theralink, Theralink sold or marketed the Theralink product on a very limited basis. Unless we can continue to successfully commercialize our services or acquire the right to market other approved products or services, our business will be materially adversely affected. Our ability to generate revenues for our services will depend on, and may be limited by, a number of factors, including the following:

●	acceptance of and ongoing satisfaction of our services by the medical community, patients receiving therapy and third-party payors in the United States, and eventually in foreign markets if we receive marketing approvals abroad;

●	our ability to develop and expand market share for analyzing late-stage cancer patients, both in the United States and potentially in the rest of the world if we receive marketing approvals outside of the United States, in the midst of numerous competing technologies for late-stage cancer, many of which are already generally accepted in the medical community;

●	adequate coverage or reimbursement for our services by government healthcare programs and third-party payors, including private health coverage insurers and health maintenance organizations; and

●	the ability of patients to afford any required co-payments for our services.

If for any reason we are unable to sell our services, our business would be seriously harmed and could fail.

Our product in clinical development may be limited in use if we do not maintain or gain required regulatory approvals.

Our clinical business may be subject to extensive regulation by numerous state and federal governmental authorities in the United States and potentially by foreign regulatory authorities, with regulations differing from country to country.

Obtaining regulatory approval for marketing of a technology candidate in one country does not assure we will be able to obtain regulatory approval in other countries. However, a failure or delay in obtaining regulatory approval in one country may have a negative effect on the regulatory process in other countries.

In general, the FDA and equivalent other country authorities require labeling, advertising and promotional materials to be truthful and not misleading and marketed only for the approved indications and in accordance with the provisions of the approved label. If the FDA or other regulatory authorities were to challenge our promotional materials or activities, they may bring enforcement action.

Regulatory authorities could also add new regulations or reform existing regulations at any time, which could affect our ability to obtain or maintain approval of our technology. Our product is a novel technology. As a result, regulatory agencies lack experience with it, which may lengthen the regulatory review process, increase our development costs and delay or prevent commercialization of our product outside of the United States. We are unable to predict when and whether any changes to regulatory policy affecting our business could occur, and such changes could have a material adverse impact on our business. If regulatory authorities determine that we have not complied with regulations in the research and development of our predictive biomarkers, they may not approve the technology candidate and we would not be able to market and sell it. If we were unable to market and sell our technology candidate, our business and results of operations would be materially and adversely affected.

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We rely on Contract Research Organizations (“CROs”) to conduct our preclinical studies and clinical trials. If these third parties do not successfully carry out their contractual duties or meet expected deadlines, we may be delayed in completing this phase of any clinical trial.

In connection with the clinical trials we have engaged in, and any future clinical trials we may engage in, we have relied, and will continue to rely, on CROs for the execution of our preclinical and clinical studies and to monitor and manage data for our clinical programs. We control only certain aspects of our CROs’ activities, but our reliance on CROs does not relieve us from our responsibility for ensuring that each of our studies is conducted in accordance with the applicable protocol and legal, regulatory and scientific standards. We and our CROs are required to comply with the FDA’s regulations, which are generally enforced through periodic inspections of trial sponsors, principal investigators and clinical trial sites. If we or our CROs fail to comply with applicable good clinical practices (“GCPs”), the clinical data generated in our clinical trials may be deemed unreliable, and the FDA (or comparable regulatory authorities) may require us to perform additional clinical trials before approving our product candidates. We cannot assure you that, upon inspection, the FDA (or comparable regulatory authorities) will determine that any of our clinical trials comply with GCPs. Our financial results and the commercial prospects for the clinical trial would be harmed, our costs could increase and our ability to generate revenues could be delayed or ended. Switching or adding additional CROs or other clinical study management organizations involves additional cost and requires management time and focus. As a result, delays could occur, which could compromise our ability to meet our desired development timelines.

We have no experience as a company in bringing a drug to regulatory approval.

As a company, we have never obtained regulatory approval for, or commercialized, a drug or biologic. It is possible that the FDA may refuse to accept any or all of our planned Biologics License Applications (“ BLAs”) for substantive review or may conclude after review of our data that any such application is insufficient to obtain regulatory approval of any product candidate. If the FDA does not accept or approve any or all of our planned BLAs, it may require that we conduct additional preclinical, clinical or manufacturing validation studies, which may be costly, and submit that data before it will reconsider our applications. Depending on the extent of these or any other FDA required studies, approval of any BLA or application that we submit may be significantly delayed, possibly for several years, or may require us to expend more resources than we have available.

We may be subject, directly or indirectly, to foreign, federal and state healthcare laws, including applicable anti-kickback, fraud and abuse and other healthcare laws and regulations, which could expose us to criminal sanctions, civil penalties, contractual damages, reputational harm and diminished profits and future earnings.

Healthcare providers, physicians and third-party payors play a primary role in the recommendation and prescription of any product candidates for which we obtain marketing approval. Our business operations and current and future arrangements with third-party payors, healthcare providers and customers may expose us to broadly applicable fraud and abuse and other healthcare laws and regulations that may constrain the business or financial arrangements and relationships through which we research, develop, market, sell and distribute our products for which we obtain marketing approval. Restrictions under applicable federal and state healthcare laws and regulations include the federal healthcare Anti-Kickback Statute, the federal False Claims Act, HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, the federal false statements statute, the federal transparency requirements under the ACA, and analogous state laws and regulations.

Efforts to ensure that our business arrangements with third parties will comply with applicable healthcare laws and regulations will involve substantial costs. It is possible that governmental authorities will conclude that our business practices may not comply with current or future statutes, regulations or case law involving applicable fraud and abuse or other healthcare laws and regulations. If our operations are found to be in violation of any of these laws or any other governmental regulations that may apply to us, we may be subject to significant civil, criminal and administrative penalties, damages, fines, exclusion from government funded healthcare programs, such as Medicare and Medicaid, additional reporting obligations and oversight if we become subject to a corporate integrity agreement or other agreement to resolve allegations of non-compliance with these laws, imprisonment and the curtailment or restructuring of our operations. Further, defending against any such actions, even if successful, can be costly, time-consuming and may require significant personnel resources. If any of the physicians or other providers or entities with whom we expect to do business are found to be not in compliance with applicable laws, they may be subject to criminal, civil or administrative sanctions, including exclusions from government funded healthcare programs.

Any significant disruption in our computer systems or those of third parties that we utilize in our operations could result in a loss or degradation of service and could adversely impact our business.

Our reputation and ability to attract, retain and serve customers is dependent upon the reliable performance of our computer systems and those of third parties that we utilize in our operations. We utilize our own communications and computer hardware systems located either in our facilities or in that of a third-party data center. In addition, we utilize third-party internet-based or “cloud” computing services in connection with our business operations. We also utilize third-party content delivery networks to help us stream content to our customers and other parties over the internet. Problems faced by us or our service providers, including technological or business-related disruptions, due to earthquakes, adverse weather conditions, other natural disasters, terrorist attacks, power loss, telecommunications failures, computer viruses, computer denial of service attacks, computer viruses, physical or electronic break-ins and similar disruptions and periodically experience directed attacks intended to lead to interruptions and delays in our service and operations as well as loss, misuse or theft of data, could adversely impact the experience of our customers. Any attempt by hackers to disrupt our service or otherwise access our systems, if successful, could harm our business, be expensive to remedy and damage our reputation. Efforts to prevent hackers from disrupting our service or otherwise accessing our systems are expensive to implement and may limit the functionality of or otherwise negatively impact our service offering and systems. Any significant disruption to our service or access to our systems could result in a loss of customers and adversely affect our business and results of operation.

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During the normal course of business, we may choose to pursue services with a different third-party vendor or pursue a change in systems which could result in interruptions and delays in our service and operations as well as loss, misuse, or theft of data. We have implemented, or plan to implement, systems and processes to mitigate these risks and, to date, have not experienced a material impact on our services or systems due to change in systems or third-party. However, this is no assurance that a change in systems or services used by us or a change in third-party vendors may not have a material impact in the future. Any significant disruption to our service or access to our systems could result in a loss of customers and adversely affect our business and results of operations.

Our reputation and relationships with customers would be harmed if our customers’ data, particularly personally identifying data, were to be subject to a cyber-attack or otherwise accessed by unauthorized persons.

We maintain personal data regarding our customers, including their names and other information. With respect to personally identifying data, we rely on licensed encryption and authentication technology to secure such information. We also take measures to protect against unauthorized intrusion into our customers’ data. Despite these measures, we could experience, though we have not to date experienced, a cyber-attack or other unauthorized intrusion into our customers’ data. Our security measures could also be breached due to employee error, malfeasance, system errors or vulnerabilities, or otherwise. In the event our security measures are breached, or if our services are subject to attacks that impair or deny the ability of customers to access our services, current and potential customers may become unwilling to provide us the information necessary for them to become users of our services or may curtail or stop using our services. In addition, we could face legal claims for such a breach. The costs relating to any data breach could be material and exceed the limits of the insurance we maintain against the risks of a data breach. For these reasons, should an unauthorized intrusion into our customers’ data occur, our business could be adversely affected. Changes to operating rules could increase our operating expenses and adversely affect our business and results of operations.

If Theralink products were to become the subject of concerns related to its efficacy, safety, or otherwise, our ability to generate revenues from the Theralink products could be seriously harmed.

With the use of any newly marketed technology by a wider patient population, serious adverse events may occur from time to time that initially do not appear to relate to the technology itself. Any safety issues could cause us to suspend or cease marketing of our approved technology, cause us to modify how we market our approved technology, subject us to substantial liabilities, and adversely affect our revenues and financial condition. In the event of a withdrawal of our product from the commercial market, our revenues would decline significantly and our business would be seriously harmed and could fail.

Adoption of Theralink products for the analysis of patients with either early stage or advanced cancer may be slow or limited for a variety of reasons, including competing therapies and perceived difficulties in the treatment process or delays in obtaining reimbursement. If the Theralink product is not broadly accepted as a technology option for cancer, our business would be harmed.

The rate of adoption of the Theralink products for early stage or advanced cancer and the ultimate market size will be dependent on several factors, including the education of treating physicians on the information provided by the Theralink product. A significant portion of the prospective patient base for the Theralink products may be under the care of oncologists who may have little or no experience with our technology. Acceptance by oncologists of Theralink products may be slow and may require us to educate physicians on the benefits of using our technology.

To achieve global success for the Theralink product as a technology, we will need to obtain approvals by foreign regulatory authorities. Data from our completed clinical trials of Theralink products may not be sufficient to support approval for commercialization by regulatory agencies governing the sale of drugs outside of the United States. This could require us to spend substantial sums to develop sufficient clinical data for licensure by foreign authorities. Submissions for approval by foreign regulatory authorities may not result in marketing approval by these authorities. In addition, certain countries require pricing to be established before reimbursement for the specific technology may be obtained. We may not receive or maintain marketing approvals at favorable pricing levels or at all, which could harm our ability to market the Theralink products globally. Cancer is common in many regions where the healthcare support systems are limited and reimbursement for the Theralink products may be limited or unavailable, which will likely limit or slow adoption in these regions. If we are unable to successfully achieve the full global market potential of Theralink products due to diagnostic practices or regulatory hurdles, our future prospects would be harmed, and our stock price could decline.

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We are competing in a dynamic market with risk of technological change.

Our business is characterized by frequent technological developments and innovations, new product and service introductions, and evolving industry standards. The dynamic character of these products and services will require us to effectively use leading and new technologies, develop our expertise and reputation, enhance our current service offerings and continue to improve the effectiveness, feasibility and consistency of our services. There can be no assurance that we will be successful in responding quickly, cost-effectively and sufficiently to these and other such developments.

Our competitors may develop and market products that are less expensive, more effective, safer or reach the market sooner, which may diminish or eliminate the commercial success of any products we may commercialize.

Competition in the cancer information field is intense and accentuated by the rapid pace of advancements in product development. Further, research and discoveries by others may result in breakthroughs that render potential technologies obsolete before they generate revenue.

Many universities and private and public research institutes may in the future become active in cancer research, which may be in direct competition with us.

Some of our competitors in the cancer predictive biomarker space have substantially greater research and development capabilities than we do. Their processing, marketing, financial and managerial resources may be greater than ours. Acquisitions of competing companies by large pharmaceutical and biotechnology companies could enhance our competitors’ resources. In addition, our competitors may obtain patent protection or FDA approval and commercialize predictive biomarkers more rapidly than we do, which may impact future sales of our technology. We expect that competition among technology options will be based, among other things, on price, safety, reliability, availability, patent protection, sales, marketing and distribution capabilities. Our profitability and financial position will suffer if our technology cannot compete effectively in the marketplace.

We could face competition from other technologies and products that could impact our profitability.

We may face competition in Europe from other technologies and products, and we expect we may face competition from those technologies and products in the future in the United States as well. To the extent that governments adopt more permissive approval frameworks and competitors are able to obtain broader marketing approval for predictive biomarkers, our technology will become subject to increased competition. Expiration or successful challenge of applicable patent rights could trigger such competition, and we could face more litigation regarding the validity and/or scope of our patents. We cannot predict the end results other technologies or other competing products could have on the future potential sales of our services.

Failure to retain key personnel could impede our ability to develop our technology and to obtain new collaborations or other sources of funding.

Companies like ours depend upon our scientific staff to discover new technologies and predictive biomarker. They utilize these biomarkers to recommend treatment guidance for cancer patients. The quality and reputation of our scientific, clinical and regulatory staff, especially the senior staff, and their success in performing their responsibilities, may directly influence the success of our technology development program.

Hiring and retention is difficult to manage, particularly in light of continually evolving laws relating to noncompete and non-solicitation agreements, including the Federal Trade Commission’s rule banning most noncompete agreements, which is currently being challenged by several business entities. We face intense competition for personnel from other companies, universities, public and private research institutions, government entities and other organizations. In some cases, our competitors have required their employees to agree to non-compete and/or non-solicitation agreements as part of their employment. We also may not be able to enter such arrangements. Both scenarios present challenges and potential costs. Additionally, in some cases our relationship with a customer may be impacted by turnover in our team.

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As we pursue successful commercialization of Theralink products, we will need to hire sales and marketing, and operations executive management staff in order to ensure our organizational success. In addition, we require additional executive officers to provide strategic and operational guidance. Our inability to recruit key management, scientific, clinical, regulatory, medical, operational and other personnel, may delay or prevent us from achieving our business objectives.

We must rely on relationships with third-party suppliers to supply necessary resources used in our technology. These relationships are not easy to replace.

We rely upon others for resources used in the production of predictive biomarkers for the Theralink assay. Problems with any of our suppliers’ facilities or processes could result in failure to produce or a delay in production of adequate information used in the production of the Theralink assay. This could delay or reduce commercial sales and materially harm our business. Any prolonged interruption in the operations of our suppliers’ facilities could result in a shortfall in the information necessary to complete our assay.

Our prospective revenues will be diminished if payors do not adequately cover or reimburse our services.

There has been and will continue to be significant efforts by both federal and state agencies to reduce costs in government healthcare programs and otherwise implement government control of healthcare costs. In addition, private payors continually seek ways to reduce and control overall healthcare costs. An increasing emphasis on managed care in the United States will continue to put pressure on the pricing of healthcare services. Uncertainty exists as to the coverage and reimbursement status of new applications and services. Third-party payors, including governmental payors such as Medicare and private payors, are scrutinizing new medical products and services and may not cover or may limit coverage and the level of reimbursement for our services. Third-party insurance coverage may not be available to patients for any of our existing service candidates or for tests we discover and develop, and a substantial portion of the testing for which we bill our hospital and laboratory clients may ultimately be paid by third-party payers. Likewise, any pricing pressure exerted by these third-party payers on our clients may, in turn, be exerted by our clients on us. If the government and other third-party payers do not provide adequate coverage and reimbursement for our tests, it could adversely affect our operating results, cash flow and our financial condition.

Regulatory changes, such as proposed government regulation of Laboratory Developed Tests, could require us to conduct additional clinical trials or result in delays, increased costs, or the failure to obtain necessary regulatory approvals, which could harm our business.

We intend to develop diagnostic tests for clients that cannot currently be provided using test kits approved or cleared by the FDA. The FDA has been considering changes to the way that it regulates these LDTs. Currently, all LDTs are conducted and offered in accordance with CLIA, and individual state licensing procedures. The FDA has published a draft guidance document that would require FDA clearance or approval of a subset of LDTs, as well as a modified approach for some lower risk LDTs that may require FDA oversight short of the full premarket approval or clearance process. Congress may enact legislation to provide a regulatory framework for the FDA’s role with regard to LDTs. As a result, there is a risk that the FDA’s proposed regulatory process could delay the offering of certain tests and result in additional validation costs and fees. This FDA approval or clearance process may be time-consuming and costly, with no guarantee of ultimate approval or clearance.

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In 2014, FDA issued draft guidance announcing that it would end its historical policy of enforcement discretion regarding LDTs and outlining the first of multiple frameworks that have been proposed for their regulation. FDA announced in 2016 that it no longer planned to finalize its draft guidance and that it would continue to exercise enforcement discretion with respect to LDTs. On January 13, 2017, the FDA published a non-binding “Discussion Paper” proposing a framework of LDT oversight largely consistent with the draft guidance, “to spur further dialogue” and give “congressional authorizing committees the opportunity to develop a legislative solution.” Recent agency announcements made in the context of the COVID-19 public health emergency have produced a shifting policy landscape and further uncertainty regarding FDA’s role in regulating LDTs: in August 2020, HHS announced that FDA would not require premarket review of LDTs absent notice-and-comment rulemaking, but in November 2021, HHS issued a statement withdrawing that prior announcement, indicating a return to FDA’s longstanding approach to the regulation and enforcement discretion toward LDTs.

Congress has also considered a number of legislative proposals in recent years that would amend the regulatory framework for LDTs, including, among other requirements, FDA premarket review of certain LDTs. The most recent such proposal, the VALID Act, was introduced in both the House and Senate on June 24, 2021. A competing legislative proposal, the Verified Innovative Testing in American Laboratories Act of 2021 (“VITAL Act”), was introduced in the Senate on May 18, 2021. However, it remains uncertain whether Congress will enact legislation regulating LDTs, and, if so, whether the legislation will be similar to the framework described in FDA’s 2014 draft guidance or Discussion Paper, or either the VITAL or VALID Acts. It is possible that legislation and resulting FDA regulation may result in increased regulatory burdens and costs for us to seek marketing authorization for and maintain ongoing compliance for our existing tests, any modifications thereto, or any future tests we may develop. If the government begins to regulate our tests, it could require a significant volume of applications, which would be burdensome. Furthermore, governmental bodies could take a long time to review such applications and/or document responses if other laboratories were also required to file applications and/or document responses for each of their LDTs.

In the event that the FDA begins to regulate our tests, it may require additional pre-market clinical testing prior to submitting a regulatory notification or application for commercial sales. Such pre-market clinical testing could delay the commencement or completion of clinical testing, significantly increase our test development costs, delay commercialization of any future tests, and interrupt sales of our current tests. Additionally, the results of pre-clinical trials or previous clinical trials may not be predictive of future results, and clinical trials may not satisfy the requirements of the FDA or other non-U.S. regulatory authorities. Many of the factors that may cause or lead to a delay in the commencement or completion of clinical trials may also ultimately lead to delay or denial of regulatory clearance or approval. The commencement of clinical trials may be delayed due to insufficient patient enrollment, which is a function of many factors, including the size of the patient population, the nature of the protocol, the proximity of patients to clinical sites, and the eligibility criteria for the clinical trial. Each of these outcomes would harm our ability to market our tests and/or to achieve sustained profitability.

We use hazardous materials in our business and must comply with environmental laws and regulations, which can be expensive.

Our operations produce hazardous waste products, including chemicals, radioactive and biological materials. We are subject to a variety of federal, state and local laws and regulations relating to the use, handling, storage and disposal of these materials. Although we believe that our safety procedures for handling and disposing of these materials complies with the standards prescribed by state and federal laws and regulations, the risk of accidental contamination or injury from these materials cannot be eliminated. We generally contract with third parties for the disposal of such hazardous waste products. We are also subject to regulation by the Occupational Safety and Health Administration (“OSHA”), the Environmental Protection Agency (the “EPA”). Additionally, we must comply with the regulations under the Toxic Substances Control Act, the Resource Conservation and Recovery Act and other regulatory statutes, and may in the future be subject to other federal, state or local regulations. OSHA and/or the EPA may promulgate regulations that may affect our research and development programs. We may be required to incur further costs to comply with current or future environmental and safety laws and regulations. In addition, in the event of accidental contamination or injury from these materials, we could be held liable for any damages that result, including remediation, and any such liability could exceed our resources.

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If we are unable to safeguard against security breaches with respect to our information systems, our business may be adversely affected.

In the course of our business, we gather, transmit and retain confidential information through our information systems. Although we endeavor to protect confidential information through the implementation of security technologies, processes and procedures, it is possible that an individual or group could defeat security measures and access sensitive information about our business and employees. Any misappropriation, loss or other unauthorized disclosure of confidential information gathered, stored or used by us could have a material impact on the operation of our business, including damaging our reputation with our employees, third parties and investors. We could also incur significant costs implementing additional security measures and organizational changes, implementing additional protective technologies, training employees or engaging consultants. In addition, we could incur increased litigation as a result of any potential cyber-security breach. We are not aware that we have experienced any material misappropriation, loss or other unauthorized disclosure of confidential or personally identifiable information as a result of a cyber-security breach or other act, however, a cyber-security breach or other act and/or disruption to our information technology systems could have a material adverse effect on our business, prospects, financial condition or results of operations.

We are exposed to potential product liability claims, and insurance against these claims may not be adequate and may not be available to us at a reasonable rate in the future.

Our business exposes us to potential liability risks inherent in the research, development, manufacturing and marketing of our technology. We may be subject to liability for errors in the test results we provide to oncologists or for a misunderstanding of, or inappropriate reliance upon, the information we provide. We have commercial product liability insurance coverage. However, this insurance coverage may not be adequate to cover all claims against us. There is also a risk that adequate insurance coverage will not be available in the future on commercially reasonable terms, if at all. The successful assertion of an uninsured product liability or other claim against us could cause us to incur significant expenses to pay such a claim, could adversely affect our predictive biomarker development or technology sales and could cause a decline in our revenues. Even a successfully defended product liability claim could cause us to incur significant expenses to defend such a claim, could adversely affect our predictive biomarker development and could cause a decline in our revenues. In addition, product liability claims could result in an FDA or equivalent non-United States regulatory authority investigation of the safety or efficacy of our test, our manufacturing processes and facilities, or our marketing programs.

We have exposure to general uncertainty and complex legal matters regarding the patents we license.

The patent positions of companies such as ours are generally uncertain and involve complex legal and factual questions. No consistent policy regarding the scope of claims allowable in patents in the field of method of use patents or reformulation patents has emerged in the United States. The relevant patent laws and their interpretation outside of the United States are also uncertain. Changes in either the patent laws or their interpretation in the United States and other countries may diminish our ability to protect our technology and to enforce the patent rights that we license, and could affect the value of such intellectual property. In particular, our ability to stop third parties from using, selling, offering to sell, or importing technology that infringe on our intellectual property will depend in part on our success in obtaining and enforcing patent claims that cover our technology, inventions, and improvements. With respect to both licensed and company-owned intellectual property, we cannot guarantee that patents will be granted with respect to any of our pending patent applications or with respect to any patent applications we may file in the future, nor can we be sure that any patents that may be granted to us in the future will be commercially useful in protecting our technology or the methods of use. Patent and other intellectual property rights in the pharmaceutical and biotechnology space are evolving and involve many risks and uncertainties. For example, third parties may have blocking patents that could be used to prevent us from commercializing our technology. The issued patents that we in-license and those that may be issued in the future may be challenged, invalidated, or circumvented, which could limit our ability to stop competitors from marketing related technology or could limit the term of patent protection that otherwise may exist for our technology. In addition, the scope of the rights granted under any issued patents may not provide us with protection or competitive advantages against competitors with similar technology. Furthermore, our competitors may independently develop similar technologies that are outside the scope of the rights granted under any issued patents that we own or exclusively in-license. For these reasons, we may face competition with respect to our technology. Moreover, because of the extensive time required for development, testing, and regulatory review of a potential technology, it is possible that, before any particular technology can be commercialized, any patent protection for such technology may expire or remain in force for only a short period following commercialization, thereby reducing the commercial advantage the patent provides.

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If we are unable to protect the proprietary rights we license or to defend against infringement claims, we may not be able to compete effectively or operate profitably.

We develop predictive biomarkers that are the basis for or incorporated in our potential testing products. We protect our technology through United States and foreign patent filings, trademarks and trade secrets that we license from others.

The fact that we may file a patent application or that a patent has been issued does not ensure that we will have meaningful protection from competition with regard to the underlying technology. Patents, if issued, may be challenged, invalidated, declared unenforceable or circumvented or may not cover all applications we may desire. Any pending or future patent applications may not result in issued patents. Patents may not provide us with adequate proprietary protection or advantages against competitors with, or who could develop, similar or competing technologies or who could design around our patents. Patent law relating to the scope of claims in the pharmaceutical field in which we operate is continually evolving and can be the subject of some uncertainty. The laws providing patent protection may change in a way that would limit our protection.

We also rely on trade secrets and know-how that we seek to protect, in part, through confidentiality agreements. Our policy is to require our officers, employees, consultants, contractors, manufacturers, outside scientific collaborators, sponsored researchers and other advisors to execute confidentiality agreements. These agreements provide that all confidential information developed or made known to an individual during the course of their relationship with us be kept confidential and not disclosed to third parties except in specific limited circumstances. We also require signed confidentiality agreements from companies that receive our confidential data. For employees, consultants and contractors, we require confidentiality agreements providing that all inventions conceived while rendering services to us shall be assigned to us as our exclusive property. It is possible, however, that these parties may breach those agreements, and we may not have adequate remedies for such a breach. It is also possible that our trade secrets or know-how will otherwise become known to or be independently developed by competitors.

We are also subject to the risk of claims, whether meritorious or not, that our technology infringes or misappropriates third-party intellectual property rights. Defending against such claims can be quite expensive even if the claims lack merit. If we are found to have infringed or misappropriated a third-party’s intellectual property, we could be required to seek a license or discontinue using certain technologies or delay commercialization of the affected technologies, and we could be required to pay substantial damages, which could materially harm our business.

We may be subject to litigation with respect to the ownership and use of intellectual property that will be costly to defend. The outcome of such a defense in uncertain.

Our business may bring us into conflict with our licensees, licensors or others with whom we have contractual or other business relationships, or with our competitors or others whose interests differ from ours. If we are unable to resolve those conflicts on terms that are satisfactory to all parties, we may become involved in litigation brought by or against us. That litigation is likely to be expensive and may require a significant amount of management’s time and attention, at the expense of other aspects of our business.

Litigation relating to the ownership and use of intellectual property is expensive, and our position as a relatively small company in an industry dominated by very large companies may cause us to be at a disadvantage in defending our intellectual property rights and in defending against claims that our technology infringes or misappropriate third-party intellectual property rights. Even if we are able to defend our position, the cost of doing so may adversely affect our profitability. We may in the future be subject to patent litigation and may not be able to protect our intellectual property at a reasonable cost if such litigation is initiated. The outcome of litigation is always uncertain, and in some cases could include judgments against us that require us to pay damages, enjoin us from certain activities or otherwise affect our legal or contractual rights, which could have a significant adverse effect on our business.

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Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

Periodic maintenance fees, renewal fees, annuity fees and various other governmental fees on patents and/or applications may be due to be paid to the United States Patent and Trademark Office (“USPTO”), GMU, the NIH, Vanderbilt and various governmental patent agencies outside of the United States in several stages over the lifetime of the patents and/or applications. The USPTO and various non-U.S. governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. We employ reputable law firms and other professionals to help us comply with these requirements. In many cases, an inadvertent lapse can be cured by payment of a late fee or by other means in accordance with the applicable rules. However, there are situations in which non-compliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. In such an event, our competitors might be able to enter the market creating a material adverse effect on our business.

We may not be able to protect our intellectual property rights throughout the world.

Filing, prosecuting and defending patents on our technology in all countries throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the United States can be less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States. Consequently, we may not be able to prevent third parties from using our inventions in all countries outside the United States, or from selling or importing technologies using our inventions in and into the United States or other jurisdictions. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own technologies and may also export infringing technologies to territories where we have patent protection, but enforcement is not as strong as that in the United States. These technologies may compete with ours and our patents or other intellectual property rights.

Our management has identified material weaknesses in our internal controls over our financial reporting.

Our Chief Executive Officer and Chief Financial Officer carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures, as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act. Based on that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures are not effective because of certain material weaknesses in our internal control over financial reporting. The material weaknesses relates to the absence of in-house accounting personnel with the ability to properly account for complex transactions and the lack of separation of duties between accounting and other functions.

We anticipate expanding our accounting functions with dedicated staff and improving our internal accounting procedures and separation of duties when we can absorb the costs of such expansion and improvement with additional capital resources. In the meantime, management will continue to observe and assess our internal accounting function and make necessary improvements whenever they may be required. If our remedial measures are insufficient to address the material weakness, or if additional material weaknesses or significant deficiencies in our internal control over financial reporting are discovered or occur in the future, our consolidated financial statements may contain material misstatements, and we could be required to restate our financial results. In addition, if we are unable to successfully remediate this material weakness and if we are unable to produce accurate and timely financial statements, our stock price may be adversely affected and we may be unable to maintain compliance with applicable stock exchange listing requirements.

Our ability to utilize our net operating loss carryforwards and certain other tax attributes may be limited.

We may experience ownership changes in the future as a result of subsequent shifts in our stock ownership. Thus, our ability to utilize carryforwards of our net operating losses and other tax attributes to reduce future tax liabilities may be substantially restricted. Further, U.S. tax laws limit the time during which these carryforwards may be applied against future taxes. Therefore, we may not be able to take full advantage of these carryforwards for federal or state tax purposes. As of December 31, 2023, we had federal and state net operating loss carryforwards of approximately $45.3 million and $46.6 million, respectively.

Global health threats have adversely affected, and may continue to adversely affect, our business.

Our business could be adversely affected by the effects of a widespread outbreak of contagious disease, such as the outbreak of COVID-19. The public health crisis caused by the COVID-19 pandemic and the measures that were taken or that may be taken in the future by governments, businesses, including us, and the public at large to mitigate the spread of a virus or other infections agent have had, and we expect will continue to have, a materially negative effect on our business, financial condition, and results of operations. In addition, economic uncertainty associated with the COVID-19 pandemic resulted in volatility in the global capital and credit markets which may impair our ability to access these markets on terms commercially acceptable to us, or at all.

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Risks Related to Our Securities

Our stock price is volatile and an investment could decline in value.

The market price of our common stock fluctuates substantially as a result of many factors, some of which are beyond our control. During the 52-week period prior to the filing of this Prospectus, the market price of our common stock ranged from a low of $1.22 per share to a high of $7.75 per share, and as of June 10, 2024, was $2.51 per share. These fluctuations could cause you to lose all or part of the value of your investment in our common stock and/or warrants. Factors that could cause fluctuations in the market price of our common stock include the following:

●	quarterly variations in our results of operations;

●	results of operations that vary from the expectations of securities analysts and investors;

●	results of operations that vary from those of our competitors;

●	changes in expectations as to our future financial performance, including financial estimates by securities analysts;

●	publication of research reports about us or the outpatient medical clinic business;

●	announcements by us or our competitors of significant contracts, acquisitions or capital commitments;

●	announcements by third parties of significant claims or proceedings against us;

●	changes affecting the availability of financing in the outpatient medical services market;

●	regulatory developments in the outpatient medical clinic business;

●	significant future sales of our common stock;

●	additions or departures of key personnel;

●	the realization of any of the other risk factors presented in this prospectus; and

●	general economic, market and currency factors and conditions unrelated to our performance.

In addition, the stock market in general has experienced significant price and volume fluctuations that have often been unrelated or disproportionate to operating performance of individual companies. These broad market factors may seriously harm the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted. A class action suit against us could result in significant liabilities and, regardless of the outcome, could result in substantial costs and the diversion of our management’s attention and resources.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our stock adversely, or if our actual results differ significantly from our guidance, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, our stock price would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

In addition, from time to time, we may release earnings guidance or other forward-looking statements in our earnings releases, earnings conference calls or otherwise regarding our future performance that represent our management’s estimates as of the date of release. Some or all of the assumptions of any future guidance that we furnish may not materialize or may vary significantly from actual future results. Any failure to meet guidance or analysts’ expectations could have a material adverse effect on the trading price or volume of our stock.

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Anti-takeover provisions in our charter documents could discourage, delay or prevent a change in control of our company and may affect the trading price of our common stock.

Our corporate documents and the Delaware General Corporation Law contain provisions that may enable our board of directors to resist a change in control of our company even if a change in control were to be considered favorable by you and other stockholders. These provisions:

●	authorize the issuance of “blank check” preferred stock that could be issued by our board of directors to help defend against a takeover attempt;

●	establish advance notice requirements for nominating directors and proposing matters to be voted on by stockholders at stockholder meetings;

●	provide that stockholders are only entitled to call a special meeting upon written request by 33.33% of the outstanding common stock; and

●	require supermajority stockholder voting to effect certain amendments to our certificate of incorporation and bylaws.

In addition, Delaware law prohibits large stockholders, in particular those owning 15% or more of our outstanding voting stock, from merging or consolidating with us except under certain circumstances. These provisions and other provisions under Delaware law could discourage, delay or prevent a transaction involving a change in control of our company. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and cause us to take other corporate actions you desire.

We do not expect to pay any dividends on our common stock for the foreseeable future.

We currently expect to retain all future earnings, if any, for future operation, expansion and debt repayment and have no current plans to pay any cash dividends to holders of our common stock for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, our operating results, financial condition, cash requirements, contractual restrictions and other factors that our board of directors may deem relevant. In addition, we must comply with the covenants in our credit agreements in order to be able to pay cash dividends, and our ability to pay dividends generally may be further limited by covenants of any future outstanding indebtedness we or our subsidiaries incur. As a result, you may not receive any return on an investment in our common stock unless you sell our common stock for a price greater than that which you paid for it.

We may issue additional shares of common stock, warrants or other securities to finance our growth.

We may finance the business development or generate additional working capital through additional equity financing. Therefore, subject to the rules of the Nasdaq, we may issue additional shares of our common stock, warrants and other equity securities of equal or senior rank, with or without stockholder approval, in a number of circumstances from time to time. The issuance by us of shares of our common stock, warrants or other equity securities of equal or senior rank will have the following effects:

● the proportionate ownership interest in us held by our existing stockholders will decrease;

● the relative voting strength of each previously outstanding share of common stock may be diminished; and

● the market price of our common stock may decline.

In addition, if we issue shares of our common stock and/or warrants in a future offering (or, in the case of our common stock, the exercise of outstanding warrants to purchase our common stock), it could be dilutive to our security holders.

Our issuance of preferred stock could adversely affect holders of Common Stock.

Our Board of Directors is authorized to issue series of preferred stock without any action on the part of our holders of Common Stock, known as “blank check” preferred stock. Our Board of Directors also has the power, without stockholder approval, to set the terms of any such series of preferred stock that may be issued, including voting rights, dividend rights, preferences over our Common Stock with respect to dividends or if we liquidate, dissolve or wind up our business and other terms. If we issue preferred stock in the future that has preference over our Common Stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our Common Stock, the rights of holders of our Common Stock or the price of our Common Stock could be adversely affected. In particular, we have issued and outstanding 4,750 Series C-1 Preferred Shares, 1,276 Series C-2 Preferred Shares, 17,364 Series D Preferred Shares, up to 22,067 Series E Preferred Shares, and 450 Series F Preferred Shares which are convertible into an aggregate of 14,564,951 shares of our common stock. Additional information about the rights, preferences and designations of our issued and outstanding Preferred Stock is set forth in “Description of Securities.”

There can be no assurance that we will ever provide liquidity to our investors through a sale of our company.

While acquisitions of healthcare companies like ours are not uncommon, potential investors are cautioned that no assurances can be given that any form of merger, combination, or sale of our company will take place, or that any merger, combination, or sale, even if consummated, would provide liquidity or a profit for our investors. You should not invest in our company with the expectation that we will be able to sell the business in order to provide liquidity or a profit for our investors.

We are an “emerging growth company” and our election to delay adoption of new or revised accounting standards applicable to public companies may result in our consolidated financial statements not being comparable to those of some other public companies. As a result of this and other reduced disclosure requirements applicable to emerging growth companies, our securities may be less attractive to investors.

As a public reporting company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” under the JOBS Act. An emerging growth company may take advantage of specified reduced reporting requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, we:

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

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●	are not required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	may present only two years of audited financial statements and only two years of related Management’s Discussion & Analysis of Financial Condition and Results of Operations, or MD&A; and

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our consolidated financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Certain of these reduced reporting requirements and exemptions were already available to us due to the fact that we also qualify as a “smaller reporting company” under SEC rules. For instance, smaller reporting companies are not required to obtain an auditor attestation and report regarding management’s assessment of internal control over financial reporting, are not required to provide a compensation discussion and analysis, are not required to provide a pay-for-performance graph or CEO pay ratio disclosure, and may present only two years of audited financial statements and related MD&A disclosure.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act, or such earlier time that we no longer meet the definition of an emerging growth company. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenue, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1.0 billion in principal amount of non-convertible debt over a three-year period. Under current SEC rules, however, we will continue to qualify as a “smaller reporting company” for so long as we have a public float (i.e., the market value of common equity held by non-affiliates) of less than $250 million as of the last business day of our most recently completed second fiscal quarter.

Risks Related to the Offering

We will have broad discretion with respect to the use of the proceeds of this offering.

We will have broad discretion to use the net proceeds from this offering for any of the intended purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to determine how the net proceeds will be used. Because of the number and variability of factors that will determine how we use the net proceeds from this offering, their ultimate use may vary. The failure by us to apply these funds effectively could harm our business.

There is no public market for the Common Warrants or Pre-Funded Warrants being offered in this offering.

There is no established public trading market for the Common Warrants or the Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Common Warrants or Pre-Funded Warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the Common Warrants and Pre-Funded Warrants will be limited.

Holders of our Common Warrants and Pre-Funded Warrants will have no rights as holders of Common Stock until such warrants are exercised.

Until you acquire Common Stock upon exercise of your Common Warrants and Pre-Funded Warrants, you will have no rights with respect to Common Stock issuable upon exercise of your Common Warrants and Pre-Funded Warrants. Upon exercise of your Common Warrants and Pre-Funded Warrants, you will be entitled to exercise the rights of a holder of Common Stock only as to matters for which the record date occurs after the exercise date.

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The Common Warrants may not have any value.

Each Common Warrant has an exercise price per share equal to $[●]. Each Common Warrant has a 5-year term commencing from the issue date. In the event the market price of our Common Stock does not exceed the exercise price of the Common Warrants during the period when the Common Warrants are exercisable, the Common Warrants may not have any value.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $[●] million, after deducting underwriting fees and commissions and estimated offering expenses. We will also receive up to $[●] upon exercise of the Common Warrants.

We intend to use the net proceeds of this offering for general corporate purposes, including working capital, operating expenses and capital expenditures. In addition, we may use the net proceeds of this offering to repurchase outstanding shares of our preferred stock on the condition that the holders of such shares invest in this offering.

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DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 60,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share, of which the following shares of preferred stock are designated: 2,500 shares are designated as Series A-1 Convertible Preferred Shares, 1,800 shares are designated as Series A-2 Convertible Preferred Shares, 4,500 shares are designated as Series B-1 Convertible Preferred Shares, 1,800 shares are designated as Series B-2 Convertible Preferred Shares, 4,750 shares are designated as Series C-1 Preferred Shares, and 5,376 shares are designated as Series C-2 Preferred, 17,364 shares are designated as Series D Preferred Shares, 26,618 shares are designated as Series E Preferred Shares, and 450 shares are designated as Series F Preferred Shares. Our board of directors may establish the rights and preferences of the undesignated preferred stock from time to time. As of June 10, 2024, there were 1,148,321 shares of common stock issued and outstanding, 4,750 shares of Series C-1 Preferred Stock issued and outstanding, 1,276 shares of Series C-2 Preferred Stock issued and outstanding, 17,364 shares of Series D Preferred Stock issued and outstanding, 22,067 shares of Series E Preferred Stock issued and outstanding, and 450 shares of Series F Preferred Stock issued and outstanding, and there we no shares of any other series of preferred stock outstanding. No series of preferred stock named above is registered under Section 12(b) of the Exchange Act.

Common Stock

Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders and there are no cumulative rights. Subject to any preferential rights of any outstanding preferred stock, holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. If there is a liquidation, dissolution or winding up of our company, holders of our common stock would be entitled to share in our assets remaining after the payment of liabilities and any preferential rights of any outstanding preferred stock.

Holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

Warrants

We currently have the following outstanding warrants to purchase shares of common stock: Private Placement Warrants, Exchange Warrants, PIPE Warrants and Placement Agent Warrants.

Private Placement Warrants (Issued on August 16, 2022)

Without regard to any limitations on exercise of the Private Placement Warrants, all of the Private Placement Warrants, collectively, are exercisable into 172,149 shares of Common Stock. The Private Placement Warrants have an exercise price of $28.50 per share, subject to customary adjustments, and expire on October February 16, 2028.

Stock Splits; Adjustments. The exercise price and share number of the Private Placement Warrants are subject to proportional adjustments upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions

Cashless Exercise. If at the time of exercise of the Private Placement Warrants, there is no effective registration statement registering the shares of the Common Stock underlying the Private Placement Warrants, such Private Placement Warrants may be exercised on a cashless basis pursuant to their terms.

Limitation on Beneficial Ownership. No exercise shall be effected to the extent it would cause a holder to beneficially own in excess of 4.99% or 9.99% (as elected by a holder) of the outstanding shares of Common Stock immediately after giving effect to such exercise.

Exchange Warrants (Issued on April 11, 2024)

Without regard to any limitations on exercise of the Exchange Warrants, all of the Exchange Warrants, collectively, are initially exercisable into 2,075,704 shares of Common Stock. The Exchange Warrants have an exercise price of $2.561 per share, subject to customary adjustments, will become exercisable on October 12, 2024 (the “Initial Exercise Date”) and expire on October 12, 2029.

Stock Splits; Adjustments. The exercise price and share number of the Exchange Warrants are subject to proportional adjustments upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions Although the Exchange Warrants do not initially have antidilution protection for issuances below the exercise price then in effect in subsequent placements, if the Company obtains the requisite stockholder approval, thereafter the Exchange Warrants shall have full ratchet antidilution protection. Subject to the rules and regulations of the Principal Market, the Company may, at any time, with the written consent of the Required Holders, lower the fixed exercise price to any amount and for any period of time deemed appropriate by the Company’s board of directors.

Cashless Exercise. If at the time of exercise of the Exchange Warrants, there is no effective registration statement registering the shares of the Common Stock underlying the Exchange Warrants, such Exchange Warrants may be exercised on a cashless basis pursuant to their terms.

Limitation on Beneficial Ownership. No exercise shall be effected to the extent it would cause a holder to beneficially own in excess of 4.99% or 9.99% (as elected by a holder) of the outstanding shares of Common Stock immediately after giving effect to such exercise.

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PIPE Warrants (Issued on April 11, 2024)

Without regard to any limitations on exercise of the PIPE Warrants, all of the PIPE Warrants, collectively, are initially exercisable into 498,243 shares of Common Stock. The PIPE Warrants have an exercise price of $2.561 per share, subject to customary adjustments, will become exercisable on October 12, 2024, and expire on October 12, 2029.

Stock Splits; Adjustments. The exercise price and share number of the PIPE Warrants are subject to proportional adjustments upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions. Although the PIPE Warrants do not initially have antidilution protection for issuances below the exercise price then in effect in subsequent placements, if the Company obtains the requisite stockholder approval, thereafter the PIPE Warrants shall have full ratchet antidilution protection. Subject to the rules and regulations of the Principal Market, the Company may, at any time, with the written consent of the Required Holders, lower the fixed exercise price to any amount and for any period of time deemed appropriate by the Company’s board of directors.

Cashless Exercise. If at the time of exercise of the PIPE Warrants, there is no effective registration statement registering the shares of the Common Stock underlying the PIPE Warrants, such PIPE Warrants may be exercised on a cashless basis pursuant to their terms.

Placement Agent Warrants (Issued on April 11, 2024)

Without regard to any limitations on exercise of the Placement Agent Warrants, all of the Placement Agent Warrants, collectively, are initially exercisable into 49,824 shares of Common Stock. The Placement Agent Warrants have an exercise price of $2.561 per share, subject to customary adjustments, will become exercisable on October 12, 2024, and expire on October 12, 2029.

Stock Splits. The exercise price and share number of the Placement Agent Warrants are subject to proportional adjustments upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions. Subject to the rules and regulations of the Principal Market, the Company may, at any time, with the written consent of the Required Holders, lower the fixed exercise price to any amount and for any period of time deemed appropriate by the Company’s board of directors.

Cashless Exercise. If at the time of exercise of the Placement Agent Warrants, there is no effective registration statement registering the shares of the Common Stock underlying the Placement Agent Warrants, such Placement Agent Warrants may be exercised on a cashless basis pursuant to their terms.

Series F Warrants

Without regard to any limitations on exercise of the Series F Warrants, all of the Series F Warrants, collectively, are initially exercisable into 132,315 shares of Common Stock. The Series F Warrants have an exercise price of $3.401 per share, subject to customary adjustments, will become exercisable on the six month and one day anniversary of the issuance date (the “Initial Exercisability Date”) and expire on the fifth (5th) anniversary of the Initial Exercisability Date.

Stock Splits; Adjustments. The exercise price and share number of the Series F Warrants will be subject to proportional adjustments upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions. Although the Series F Warrants will not initially have antidilution protection for issuances below the exercise price then in effect in subsequent placements, if the Company obtains the requisite stockholder approval, thereafter the Series F Warrants shall have full ratchet antidilution protection. Subject to the rules and regulations of the Principal Market, the Company may, at any time, with the written consent of the Required Holders, lower the fixed exercise price to any amount and for any period of time deemed appropriate by the Company’s board of directors.

Cashless Exercise. If at the time of exercise of the Series F Warrants, there is no effective registration statement registering the shares of the Common Stock underlying the Series F Warrants, such Series F Warrants may be exercised on a cashless basis pursuant to their terms.

Limitation on Beneficial Ownership. No exercise shall be effected to the extent it would cause a holder to beneficially own in excess of 4.99% or 9.99% (as elected by a holder) of the outstanding shares of Common Stock immediately after giving effect to such exercise.

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Preferred Stock

We currently have the following outstanding series of preferred stock: Series C-1 Convertible Preferred Stock, Series C-2 Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E Convertible Preferred Stock, and Series F Convertible Preferred Stock.

Series C Preferred Stock and Series F Preferred Stock

The following is a description of the principal terms of the Series C Preferred Stock, which are set forth in a Certificate of Designation of Rights and Preferences of the Series C-1 Convertible Preferred Stock (the “Series C-1 Certificate of Designations”) and a Certificate of Designation of Rights and Preferences of the Series C-2 Convertible Preferred Stock (the “Series C-2 Certificate of Designations” and together with the Series C-1 Certificate of Designations, the “Series C Certificates of Designations”), and the Series F Preferred Stock, which are set forth in a Certificate of Designation of Rights and Preferences of the Series Convertible Preferred Stock (the “Series F Certificate of Designations” and together with the Series C Certificates of Designations, the “Series C and F Certificates of Designations”). The rights and preferences of the Series C-1 Preferred Stock and the Series C-2 Convertible Stock are identical in all material respects; however, the Series C-1 Convertible Preferred Stock was issued in exchange for Series B Preferred Stock without the payment of any additional consideration and, for the purpose of Rule 144 of the Securities Act of 1933, as amended (the “Act”), ownership of the Series C-1 Preferred Stock shall tack back to December 20, 2023. The rights and preferences of the Series C Certificates of Designations and the Series F Certificates of Designations are identical in all material respects, except with respect to the Conversion Prices described below under Conversion at Option of Holder and the floor price described below under Alternate Conversion Upon a Triggering Event.

Authorized; Stated Value. Pursuant to the Series C-1 Certificate of Designations, the Company authorized 4,750 shares of Series C-1 Preferred Stock. Pursuant to the Series C-2 Certificate of Designations, the Company authorized 5,376 shares of Series C-2 Preferred Stock. Pursuant to the Series F Certificate of Designations, the Company authorized 450 shares of Series F Preferred Stock. Each share of Series C Preferred Stock and the Series F Preferred Stock has a stated value of $1,000 (subject to increase upon any capitalization of dividends – See Dividends below).

Ranking. The Series C and F Preferred Stock, with respect to the payment of dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, ranks senior to all capital stock of the Company unless the Required Holders (as defined in the April 10 Securities Purchase Agreement and the May Securities Purchase Agreement, as applicable) consent to the creation of other capital stock of the Company that is senior or equal in rank to the Series C and F Preferred Stock.

Liquidation Preference. In the event of a Liquidation Event, as defined in the Series C and F Certificates of Designations, the holders thereof shall be entitled to receive payment in an amount per share equal to the greater of (A) 110% of the sum of the stated value of the share plus any amount owed to the holder by the Company in connection with the share, including all declared and unpaid dividends thereon, on the date of such payment and (B) the amount per share such holders would receive if such shares had been converted into Common Stock immediately prior to the date of such payment; provided, however that if the funds available for such payment to the holders of Series C and F Preferred Stock, and any other capital stock of the Company ranking on par with them for liquidation purposes are insufficient, all such holders shall be paid proportionally to their holdings out of available funds.

Dividends. Dividends on the Series C and F Preferred Stock equal to 10% per annum (subject to adjustment) will begin to accrue upon issuance and, subject to the satisfaction of certain customary equity conditions, will be payable in shares of Common Stock, provided, however, that the Company may elect to capitalize dividends in lieu of issuing shares of Common Stock by increasing the stated value of each applicable share of Series C Preferred Stock. If the Company fails to properly satisfy such equity conditions, such dividends will be capitalized for each holder of Series C Preferred Stock (unless such holder waives such failure in order to receive shares of Common Stock as payment for such dividend). Notwithstanding the foregoing, unless the Company obtains the Stockholder Approval (see “Stockholder Approval” below), all dividends shall be capitalized dividends.

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Conversion Rights

Conversion at Option of Holder. Each holder of Series C and F Preferred Stock may convert all, or any part, of their outstanding Series C Preferred Stock or Series F Preferred Stock, at any time at such holder’s option, into shares of Common Stock (which converted shares of Common Stock are referred to as “Conversion Shares” herein) based on the fixed “Conversion Price” of $2.561, with respect to the Series C Preferred Stock, and $3.401, with respect to the Series F Preferred Stock.

Adjustments to Conversion Price. The Conversion Price is subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions. Although the Series C and F Preferred Stock does not initially have antidilution protection for issuances below the conversion price then in effect in subsequent placements, if the Company obtains the Stockholder Approval (see “Stockholder Approval” below), thereafter the Series C and F Preferred Stock shall have full ratchet antidilution protection. Subject to the rules and regulations of the Principal Market, the Company may, at any time, with the written consent of the Required Holders, lower the fixed conversion price to any amount and for any period of time deemed appropriate by the Company’s board of directors.

Mandatory Conversion. If the closing price of the Common Stock on the principal trading market, if any, in which the shares of Common Stock then trade (the “Principal Market”), equals at least 300% of the Conversion Price for twenty (20 consecutive trading days and no Equity Conditions Failure exists, the Company may require each holder of Series C and F Preferred Stock, on a pro rata basis among all such holders, to convert all, or any number, of the shares of Series C and F Preferred Stock based on the then-current Conversion Price.

Alternate Conversion Upon a Triggering Event. Solely if the Company has obtained the Stockholder Approval (see “Stockholder Approval” below), following the occurrence and during the continuance of a Triggering Event (as defined in the Series C Certificates of Designations), each holder may alternatively elect to convert the Series C and F Preferred Stock at the “Alternate Conversion Price” equal to the lesser of (A) the Conversion Price, and (B) the greater of (x) the floor price of $0.5122, with respect to the Series C Preferred Stock, or $0.7282, with respect to the Series F Preferred Stock, and (y) 80% of the volume weighted average price of the Common Stock during the 5 consecutive trading days immediately prior to such conversion.

Limitation on Beneficial Ownership. No conversion shall be effected to the extent it would cause a holder to beneficially own in excess of 4.99% or 9.99% (as elected by a holder) of the outstanding shares of Common Stock immediately after giving effect to such conversion.

Company Redemption. At any time the Company shall have the right to redeem in cash all, but not less than all, the shares of Series C and F Preferred Stock then outstanding at the greater of (x) 110% of the amount of shares being redeemed, and (y) the equity value of the Common Stock underlying the Series C Preferred Stock. The equity value of the Common Stock underlying the Series C and F Preferred Stock is calculated using the greatest closing sale price of the Common Stock on any trading day immediately preceding the date the Company notifies the holders of its election to redeem and the date the Company makes the entire payment required.

Purchase Rights. If at any time the Company grants, issues or sells any options, convertible securities, or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the “Purchase Rights”), then each holder of Series C and F Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of all the Series C and F Preferred Stock held by such holder immediately prior to the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights; subject to certain limitations on beneficial ownership.

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Change of Control Exchange. Upon a change of control of the Company, each holder may require us to exchange the holder’s shares of Series C and F Preferred Stock for consideration equal to the change of Control Election Price (as defined in the Series C Certificate of Designations), to be satisfied at the Company’s election in either (x) cash or (y) rights convertible into such securities or other assets to which such holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by such holder upon consummation of such corporate event.

Fundamental Transactions. The Series C and F Certificates of Designations prohibit us from entering specified fundamental transactions (including, without limitation, mergers, business combinations and similar transactions) unless the Company (or its successor) assumes in writing all of the Company’s obligations under the Series C and F Certificates of Designations and the related transaction documents.

Voting Rights. The holders of the Series C and F Preferred Stock have no voting power and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of share of capital stock, and shall not be entitled to call a meeting of such holders for any purpose nor shall they be entitled to participate in any meeting of the holders of Common Stock, except as provided in the Series C and F Certificates of Designations (or as otherwise required by applicable law).

Covenants. The Series C and F Certificates of Designations contain a variety of obligations on the part of the Company not to engage in specified activities, which are typical for transactions of this type. In particular, the Company will not, and will cause its subsidiaries to not, redeem, repurchase or declare any dividend or distribution on any of its capital stock (other than as required under the Series C and F Certificates of Designations). In addition, the Company will not issue any preferred stock or issue any other securities that would cause a breach or default under the Series C and F Certificates of Designations or the Series C and F Warrants.

Reservation Requirements. So long as any Series C and F Preferred Stock remains outstanding, the Company shall at all times reserve at least 200% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all Series C and F Preferred Stock then outstanding.

Series D Preferred Stock and Series E Preferred Stock

The following is a description of the principal terms of the Series D Preferred Stock and the Series E Preferred Stock. The rights and preferences of the Series D Preferred Stock and the Series E Convertible Stock are identical in all material respects, except that only the holders of Series D Preferred Stock are entitled to an exchange right, described below under Exchange Right.

Authorized; Stated Value. Pursuant to the Series D Certificate of Designations, the Company authorized 17,364 shares of Series D Preferred Stock and pursuant to the Series E Certificate of Designations, the Company authorized 26,618 shares of Series E Preferred Stock. Each share of Series D Preferred Stock and Series E Preferred Stock has a stated value of $1,000 (subject to increase upon any capitalization of dividends – See “Series D Preferred Stock and Series E Preferred Stock - Dividends” below).

Ranking. The Series D and E Preferred Stock, with respect to the payment of dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, ranks senior to all capital stock of the Company unless the Required Holders (as defined in the relevant issuance agreement) consent to the creation of other capital stock of the Company that is senior or equal in rank to the Series D and E Preferred Stock.

Liquidation Preference. In the event of a Liquidation Event, as defined in the Series D and E Certificates of Designations, the holders thereof shall be entitled to receive payment in an amount per share equal to the greater of (A) 110% of the sum of the stated value of the share plus any amount owed to the holder by the Company in connection with the share, including all declared and unpaid dividends thereon, on the date of such payment and (B) the amount per share such holders would receive if such shares had been converted into Common Stock immediately prior to the date of such payment; provided, however that if the funds available for such payment to the holders of Series D Preferred Stock and Series E Preferred Stock, and any other capital stock of the Company ranking on par with them for liquidation purposes are insufficient, all such holders shall be paid proportionally to their holdings out of available funds.

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Dividends. Dividends on the Series D Preferred Stock and Series E Preferred Stock equal to 10% per annum (subject to adjustment) will begin to accrue upon issuance and, subject to the satisfaction of certain customary equity conditions, will be payable in shares of Common Stock, provided, however, that the Company may elect to capitalize dividends in lieu of issuing shares of Common Stock by increasing the stated value of each applicable share of Series D Preferred Stock and Series E Preferred Stock. If the Company fails to properly satisfy such equity conditions, such dividends will be capitalized for each holder of Series D Preferred Stock and the Series E Preferred Stock (unless such holder waives such failure in order to receive shares of Common Stock as payment for such dividend). Notwithstanding the foregoing, unless the Company obtains the Stockholder Approval (see “Stockholder Approval” below), all dividends shall be capitalized dividends.

Conversion Rights

Conversion at Option of Holder. Each holder of Series D Preferred Stock and Series E Preferred Stock may convert all, or any part, of their outstanding Series D Preferred Stock or and Series E Preferred Stock, at any time at such holder’s option, into shares of Common Stock (which converted shares of Common Stock are referred to as “Conversion Shares” herein) based on the fixed “Conversion Price” of $3.641.

Adjustments to Conversion Price. The Conversion Price is subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions. Although the Series D Preferred Stock and Series E Preferred Stock do not initially have antidilution protection for issuances below the conversion price then in effect in subsequent placements, if the Company obtains the Stockholder Approval (see “Stockholder Approval” below), thereafter the Series D Preferred Stock and the Series E Preferred Stock shall have full ratchet antidilution protection. Subject to the rules and regulations of the Principal Market, the Company may, at any time, with the written consent of the Required Holders, lower the fixed conversion price to any amount and for any period of time deemed appropriate by the Company’s board of directors.

Mandatory Conversion. If the closing price of the Common Stock on the principal trading market, if any, in which the shares of Common Stock then trade (the “Principal Market”), equals at least 300% of the Conversion Price for twenty (20 consecutive trading days and no Equity Conditions Failure exists, the Company may require each holder of Series D Preferred Stock and Series E Preferred Stock, on a pro rata basis among all such holders of each group, to convert all, or any number, of the shares of Series D and E Preferred Stock based on the then-current Conversion Price.

Alternate Conversion Upon a Triggering Event. Solely if the Company has obtained the Stockholder Approval (see “Stockholder Approval” below), following the occurrence and during the continuance of a Triggering Event (as defined in the Series D and E Certificates of Designations), each holder may alternatively elect to convert the Series D and E Preferred Stock at the “Alternate Conversion Price” equal to the lesser of (A) the Conversion Price, and (B) the greater of (x) the floor price of $0.5122, and (y) 80% of the volume weighted average price of the Common Stock during the 5 consecutive trading days immediately prior to such conversion.

Limitation on Beneficial Ownership. No conversion shall be effected to the extent it would cause a holder to beneficially own in excess of 4.99% or 9.99% (as elected by a holder) of the outstanding shares of Common Stock immediately after giving effect to such conversion.

Company Redemption. At any time the Company shall have the right to redeem in cash all, but not less than all, the shares of Series D and E Preferred Stock then outstanding at the greater of (x) 110% of the amount of shares being redeemed, and (y) the equity value of the Common Stock underlying the Series D and E Preferred Stock. The equity value of the Common Stock underlying the Series D and E Preferred Stock is calculated using the greatest closing sale price of the Common Stock on any trading day immediately preceding the date the Company notifies the holders of its election to redeem and the date the Company makes the entire payment required.

Purchase Rights. If at any time the Company grants, issues or sells any options, convertible securities, or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the “Purchase Rights”), then each holder of Series D and E Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of all the Series D and E Preferred Stock held by such holder immediately prior to the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights; subject to certain limitations on beneficial ownership.

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Change of Control Exchange. Upon a change of control of the Company, each holder may require us to exchange the holder’s shares of Series D and E Preferred Stock for consideration equal to the change of Control Election Price (as defined in the Series D and E Certificate of Designations), to be satisfied at the Company’s election in either (x) cash or (y) rights convertible into such securities or other assets to which such holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by such holder upon consummation of such corporate event.

Fundamental Transactions. The Series C Certificates of Designations prohibit us from entering specified fundamental transactions (including, without limitation, mergers, business combinations and similar transactions) unless the Company (or its successor) assumes in writing all of the Company’s obligations under the Series D and E Certificate of Designations and the other Transaction Documents.

Voting Rights. The holders of the Series D and E Preferred Stock have no voting power and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of share of capital stock, and shall not be entitled to call a meeting of such holders for any purpose nor shall they be entitled to participate in any meeting of the holders of Common Stock, except as provided in the Series D and E Certificates of Designations (or as otherwise required by applicable law).

Covenants. The Series D and E Certificates of Designations contain a variety of obligations on the part of the Company not to engage in specified activities, which are typical for transactions of this type. In particular, the Company will not, and will cause its subsidiaries to not, redeem, repurchase or declare any dividend or distribution on any of its capital stock (other than as required under the Series D and E Certificates of Designations). In addition, the Company will not issue any preferred stock or issue any other securities that would cause a breach or default under the Series D and E Certificates of Designations or the Warrants.

Reservation Requirements. So long as any Series D and E Preferred Stock remains outstanding, the Company shall at all times reserve at least 200% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all Series D and E Preferred Stock then outstanding.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

Common Stock

We are offering [●] shares of our common stock. As of June 10, 2024, our authorized common stock consisted of 60,000,000 shares of common stock, par value $0.001 per share, of which 1,148,321 shares were outstanding.

A description of the common stock we are offering pursuant to this prospectus supplement is set forth under the heading “Description of Capital Stock” above.

Common Warrants and Pre-Funded Warrants

We are offering Common Warrants to purchase up to [●] shares of common stock and Pre-funded Warrants to purchase up to [●] shares of our common stock. The following summary of certain terms and provisions of the Common Warrants and the Pre-funded Warrants (together, the “Warrants”) that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Common Warrants and the Pre-funded Warrants, the forms of which were filed as an exhibit to the registration statement of which this prospectus forms a part. The provisions of the Pre-Funded Warrants and the Common Warrants are identical in all material respects, except as described under Exercise Price below.

Exercise Price. The Common Warrants will initially be exercisable for cash at an exercise price equal to $[●] per share of Common Stock. The Pre-funded Warrants will initially be exercisable for cash at an exercise price equal to the public purchase price per share of the Common Stock, with all but a nominal initial exercise price per share equal to $0.001 per share prepaid at the closing of this offering. The exercise price is subject to adjustment for stock splits, combinations and similar events, and, in the event of stock dividends and splits, the number of shares of common stock issuable upon the exercise of the Warrant will also be adjusted so that the aggregate exercise price shall be the same immediately before and immediately after any such adjustment.

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Exercise Period. The Warrants shall be exercisable beginning immediately after the consummation of the issuance date (the “Initial Exercisability Date”) and expiring on the fifth anniversary of the Initial Exercisability Date. The Warrants require “buy-in” payments to be made by us for failure to deliver any shares of Common Stock issuable upon exercise.

Cashless Exercise. If at the time of exercise of the Warrants there is no effective registration statement registering the shares of our Common Stock underlying the Warrants, such warrants may be exercised on a cashless basis pursuant to their terms.

Purchase Rights; Participation Rights. If we issue options, convertible securities, warrants, shares, or similar securities to holders of our shares of our Common Stock, each Warrant holder has the right to acquire the same as if the holder had exercised its Warrant. The holders of the Warrants are entitled to receive any dividends paid or distributions made to the holders of our shares of our Common Stock on an “as if converted” basis.

UNDERWRITING

[●] (“[●]”) is acting as representative of the underwriters (the “Representative”). Subject to the terms and conditions of an underwriting agreement between us and the Representative, we have agreed to sell to the underwriter named below, and the underwriter named below has agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of units, each consisting of a shares of Common Stock or Pre-Funded Warrants and a common warrant (each, a “Unit”) listed next to its name in the following table:

Name of Underwriter	Number of Units

The underwriter is committed to purchase all the Units offered by us other than those covered by the Underwriters’ Over-Allotment Option described below, if any, are purchased. The underwriter is offering the Units, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by its counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officer’s certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Discounts and Commissions

The underwriter proposes initially to offer the Units to the public at the public offering price set forth on the cover page of this prospectus and to dealers at those prices less a concession not in excess of $[●] per Unit. If all of the Units offered by us are not sold at the public offering price, the underwriter may change the offering price and other selling terms by means of a supplement to this prospectus.

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The following table shows the public offering price, underwriting discounts and commissions and proceeds before expenses to us. The information assumes either No exercise or full exercise of the Underwriters’ Over-Allotment Option we granted to the Representative.

	Per Unit	Total Without Over-Allotment Option	Total With Over-Allotment Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Non-accountable expense allowance	$	$	$
Proceeds, before expenses, to us	$	$	$

We have agreed to pay a non-accountable expense allowance to the Representative equal to [●]% of the gross proceeds received at the closing of the offering (excluding any proceeds received upon any subsequent exercise of the Underwriters’ Over-Allotment Option).

We have also agreed to pay the Representative’s expenses relating to the offering, including (a) all filing fees and communication expenses relating to the registration of the shares to be sold in this offering (including any Underwriters’ Over-Allotment Option) with the SEC; (b) all filing fees and expenses associated with the review of this offering by FINRA; (c) all fees and expenses relating to the listing of such shares on The Nasdaq Capital Market, The Nasdaq Global Market, The Nasdaq Global Select Market, the NYSE or the NYSE American and on such other stock exchanges as the Company and the Representative together determine, including any fees charged by The Depository Trust Company (DTC) for new securities; (d) all fees, expenses and disbursements relating to background checks of the Company’s officers, directors and entities in an amount not to exceed $[●] in the aggregate; (e) all fees, expenses and disbursements relating to the registration or qualification of such shares under the “blue sky” securities laws of such states and other jurisdictions as the Representative may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of “blue sky” counsel, it being agreed that such fees and expenses will be limited to a payment of $[●] to such counsel upon the commencement of “blue sky” work by such counsel and an additional $[●] at the closing; (f) all fees, expenses and disbursements relating to the registration, qualification or exemption of such shares under the securities laws of such foreign jurisdictions as the Representative may reasonably designate; (g) the costs of all mailing and printing of the underwriting documents (including, without limitation, the Underwriting Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Representative may reasonably deem necessary; (h) the costs and expenses of engaging a public relations firm; (i) the costs of preparing, printing and delivering certificates representing the Common Stock; (j) fees and expenses of the transfer agent for the Common Stock and warrants; (k) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Representative; (1) the costs associated with post-closing advertising the Offering in the national editions of the Wall Street Journal and New York Times; (m) the costs associated with bound volumes of the public Offering materials as well as commemorative mementos and lucite tombstones, each of which the Company or its designee will provide within a reasonable time after the closing in such quantities as the Representative may reasonably request; (n) the fees and expenses of the Company’s accountants; (o) the fees and expenses of the Company’s legal counsel and other agents and representatives; (p) the fees and expenses of the Representative’s legal counsel not to exceed $[●] if the Offering closes or $[●] if the Offering does not close; and (q) up to $[●] of the Representative’s actual accountable “road show” expenses for this offering.

The Company has previously paid the Representative the sum of $[●] which shall be applied towards the foregoing expenses, which will be returned to us to the extent that offering expenses are not actually incurred in compliance with FINRA Rule 5110(f)(2)(C).

We estimate that the total expenses of the offering payable by us, excluding the total underwriting discount and non-accountable expense allowance, will be approximately $[●].

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Underwriters’ Over-Allotment Option

We have granted the underwriter an over-allotment option. This option, which is exercisable for up to [●] days after the date of the closing of this offering, permits the underwriter to purchase up to ___ additional shares of our Common Stock or Pre-Funded Warrants and/or Warrants to purchase up to [●] shares of our Common Stock from us, to cover over-allotments (equal to 15% of the total number of shares of Common Stock sold in this offering). If the underwriter exercises all or part of this option, it will purchase Common Stock or Pre-Funded Warrants and/or Warrants included in the Units covered by the option at the public offering price per share of Common Stock or Pre-Funded Warrant or Warrant that appears on the cover page of this prospectus, less the underwriting discount. If this option is exercised in fill, the total price to the public will be $[●] and the total net proceeds, less the underwriting discount but before expenses, to us will be $[●].

Representative’s Warrants

We have agreed to issue to the Representative (or its permitted assignees) warrants (“Representative Warrants”) to purchase up to a total of [●] shares of Common Stock ([●]% of the shares of Common Stock included in the Units and [●]% of the shares of Common Stock underlying the Warrants included in the Units, excluding the Underwriters’ Over-Allotment Option, if any).

We are registering hereby the issuance of the Representative’s Warrants and the shares of Common Stock issuable upon exercise of such warrants. The Representative Warrants will be exercisable at any time, and from time to time, in whole or in part, during the four and one half year period commencing 180 days from the effective date of the registration statement of which this prospectus is a part, which period is in compliance with FINRA Rule 5110(e)(1). The Representative Warrants are exercisable for cash or on a cashless basis at a per share price equal to $[●] per share, or 110% of the public offering price per Unit in the offering. The Representative Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1) of FINRA. The Representative (or permitted assignees) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the registration statement of which this prospectus is a part. In addition, the Representative Warrants provide for certain demand and piggyback registration rights. The warrants provide for one demand registration right in accordance with Rule 5110(g)(8)(b) and unlimited piggyback registration rights. The demand registration rights and piggyback registration rights provided will terminate 5 years from the effective date of the registration statement of which this prospectus is a part in compliance with FINRA Rule 5110(g)(8(c), (d) and (e), respectively. We will bear all fees and expenses attendant to registering the securities issuable on exercise of the Representative Warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the Representative Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of Common Stock at a price below the warrant exercise price.

Discretionary Accounts

The underwriter does not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements

Pursuant to “lock-up” agreements, we, our executive officers and directors, and certain of our stockholders, have agreed, without the prior written consent of the Representative not to offer, pledge, sell, contract to sell, grant, lend or otherwise transfer or dispose of any of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (the “Lock-Up Securities”), enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, make any demand for or exercise any right with respect to the registration of any Lock-Up Securities or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, for a period of 180 days from the closing of this offering.

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Right of First Refusal and Certain Post Offering Investments

Subject to the closing of this offering and certain conditions set forth in the underwriting agreement, for a period of twelve (12) months after the closing of the offering, the Representative shall have an irrevocable right of first refusal to act as sole investment banker, sole book-runner and/or sole placement agent for any and all future public or private equity and debt offerings and business combination, including all equity linked financings, during such twelve (12) month period for us, or any of our successors or subsidiaries, on terms customary to the Representative. The Representative in conjunction with us, shall have the sole right to determine whether or not any other broker-dealer shall have the right to participate in any such offering and the economic terms of any such participation.

Additionally, subject to certain exceptions set forth in the underwriting agreement, if the Company terminates the underwriting agreement and subsequently completes any public or private financing, at any time during the twelve (12) months after terminating the underwriting agreement, with any investors contacted by the Representative, then the Representative shall be entitled to receive the compensation set forth above unless the Company has a pre-existing and documented business relationship with the respective investor.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make for these liabilities.

Stabilization

In connection with this offering, the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

Over-allotment transactions involve sales by the underwriter of securities in excess of the number of securities that underwriter is obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriter is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriter may close out any short position by exercising their over-allotment option and/or purchasing securities in the open market.

Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriter will consider, among other things, the price of securities available for purchase in the open market as compared with the price at which they may purchase securities through exercise of the Underwriters’ Over-Allotment Option. If the underwriter sells more securities than could be covered by exercise of the Underwriters’ Over-Allotment Option and, therefore, have a naked short position, the position can be closed out only by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that after pricing there could be downward pressure on the price of the securities in the open market that could adversely affect investors who purchase in the offering.

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Penalty bids permit the Representative to reclaim a selling concession from a syndicate member when the securities originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of our securities in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may be effected on The Nasdaq Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In connection with this offering, the underwriter and selling group members may also engage in passive market making transactions in the Units. Passive market making consists of displaying bids limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the Units at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriter or selling group members, if any, participating in the offering. The underwriter may agree to allocate a number of Units to the underwriter and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the Representative to the underwriter and selling group members that may make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriter’s websites and any information contained in any other website maintained by the underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part.

Other Relationships

From time to time, the underwriter and its affiliates have provided, and may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus, we have No present arrangements with the underwriter for any further services.

Affiliations

The underwriter and its respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriter and its respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwrites and its respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

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Market Information

The public offering price will be determined by discussions between us and the Representative. In addition to prevailing market conditions, the factors to be considered in these discussions will include:

●	an assessment of our management and the underwriter as to the price at which investors might be willing to participate in this offering;
●	the history of, and prospects for, our company and the industry in which we compete;
●	our past and present financial information;
●	our past and present operations, and the prospects for, and timing of, our future revenues;
●	the present state of our development; and
●	the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

An active trading market for the shares may not develop or be maintained. It is also possible that after the offering the shares will not trade in the public market at or above the public offering price.

LEGAL MATTERS

The validity of the offered securities has been passed on for us by Kelley Drye & Warren LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the Underwriters by [●], [●].

EXPERTS

The consolidated financial statements of IMAC as of December 31, 2023 and for the year ended December 31, 2023 have been audited by Salberg & Company, P.A., an independent registered public accounting firm, and are incorporated by reference in this Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing. The consolidated financial statements of IMAC as of December 31, 2022 and for the year ended December 31, 2022 have been audited by Cherry Bekaert LLP, an independent registered public accounting firm, and are incorporated by reference in this Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file periodic reports, proxy statements and other information relating to our business, financial and other matters with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act with respect to our securities described in this prospectus. References to the “registration statement” or the “registration statement of which this prospectus is a part” mean the original registration statement and all amendments, including all schedules and exhibits. This prospectus does not, and any prospectus supplement will not, contain all of the information in the registration statement because we have omitted parts of the registration statement in accordance with the rules of the SEC. Please refer to the registration statement for any information in the registration statement that is not contained in this prospectus or a prospectus supplement. The registration statement is available to the public over the Internet at the SEC’s web site described above and can be read and copied at the location described above.

Each statement made in this prospectus or any prospectus supplement concerning a document filed as an exhibit to the registration statement is qualified in its entirety by reference to that exhibit for a complete description of its provisions.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information contained in other documents filed separately with the SEC. This means that we can disclose important information to you by referring you to other documents filed with the SEC that contain such information. The information incorporated by reference is an important part of this prospectus and prospectus supplement. Information disclosed in documents that we file later with the SEC will automatically add to, update and change information previously disclosed. If there is additional information in a later filed document or a conflict or inconsistency between information in this prospectus or a prospectus supplement and information incorporated by reference from a later filed document, you should rely on the information in the later dated document.

We incorporate by reference the documents listed below (and the documents incorporated by reference therein) that we have previously filed, any documents that we may file after the date of this registration statement and prior to the effectiveness of this registration statement, and any documents that we may file in the future, with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the offerings contemplated by this prospectus are completed:

●	our Annual Report on Form 10-K/A for the year ended December 31, 2023, as filed with the SEC on May 2, 2024;
●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, as filed with the SEC on May 15, 2024;
●	our Current Reports on Form 8-K as filed with the SEC on February 23, 2024, April 16, 2024, May 1, 2024, May 7, 2024, May 16, 2024 and May 24, 2024; and
●	The description of our Common Stock in our Registration Statement on Form 8-A, filed with the SEC on February 4, 2019, including any amendment or reports filed for the purpose of updating such description.

You may obtain a copy of these filings, excluding exhibits (but including exhibits that are specifically incorporated by reference in any such filing), free of charge, by oral or written request directed to: IMAC Holdings, Inc., 3401 Mallory Lane, Suite 100, Franklin, Tennessee 37067, Attention: Chief Financial Officer, Telephone (844) 266-4622, Email sgardzina@imacholdings.com. In addition, these filings are available on our web site at https://imacregeneration.gcs-web.com/.

INDEMNIFICATION AGAINST LIABILITY UNDER THE SECURITIES ACT

We are permitted to indemnify to the fullest extent now or hereafter permitted by law, each director, officer or other authorized representative of the Company who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an authorized representative of the Company, against all expenses (including attorneys’ fees and disbursements), judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however that this provision shall not eliminate or limit the liability of a director to the extent that such elimination or liability is expressly prohibited by the Delaware General Corporation Law as in effect at the time of the alleged breach of duty by such director.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to any arrangement, provision or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by any of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Shares of Common Stock or Pre-Funded Warrants to Purchase up to [●] Shares of Common Stock

Warrants to Purchase up to [●] Shares of Common Stock

Up to [●] Shares of Common Stock underlying Pre-Funded Warrants

Up to [●] Shares of Common Stock underlying Warrants

PROSPECTUS

[●]                                      [●]

As Underwriters

The date of this prospectus is                      , 2024

Through and including __________, 2024 (25 days after the date of this prospectus), all dealers that effect transactions in our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table presents the costs and expenses, payable by us in connection with the sale of securities being registered under this registration statement. All amounts are estimates except for the SEC registration fee.

SEC registration fee	$2,592
Legal fees and expenses	$100,000
Accounting fees and expenses	$10,000
Miscellaneous fees and expenses	$2,408
Total:	$115,000

Item 14. Indemnification of Directors and Officers.

The amended and restated certificate of incorporation and the bylaws of the Company provide that the Company shall indemnify its officers, directors and certain others to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”). Section 145 of the DGCL, provides in pertinent part as follows:

(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

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(d) Any indemnification under subsections (a) and (b) of this Section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this Section. Such determination shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person, who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this Section.

(h) For purposes of this Section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this Section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation, which imposes duties on, or involves services by, such director, officer, employee, or agent of the corporation, which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

As permitted by Section 102(b)(7) of the DGCL, the Company’s fourth amended and restated certificate of incorporation eliminates the personal liability of each of the Company’s directors to the Company and its stockholders for monetary damages for breaches of his or her fiduciary duties as a director except that the fourth amended and restated certificate of incorporation does not eliminate or limit the liability of a director to the extent that such elimination or limitation of liability is expressly prohibited by the DGCL as in effect at the time of the alleged breach of duty by such director.

In addition, the Company has entered into contractual agreements with each of its directors and officers to indemnify such individuals to the full extent permitted by law. These agreements also resolve certain procedural and substantive matters that are not covered, or are covered in less detail, in the Company’s By-laws or by the Delaware General Corporation Law. The Company also currently maintains director and officer liability insurance.

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Item 15. Recent Sales of Unregistered Securities.

On August 16, 2022, the Company issued and sold to accredited investors Series 1 warrants to purchase 172,149 shares of common stock (the “Private Placement Warrants”) that became exercisable on the date that was six months following the date of issuance of the shares of common stock in the Registered Direct Offering (the “Exercise Date”) and expire on the five year anniversary of the Exercise Date, and Series 2 warrants to purchase 172,149 shares of common stock (the “Series 2 Warrants”) that became exercisable on the Exercise Date and expired on the one year anniversary of the Exercise Date. The Company received gross proceeds of $3.9 million from the issuance and sale of the Private Placement Warrants, Series 2 Warrants and a concurrent registered direct offering of common stock. The Series 1 warrants and Series 2 Warrants were offered and sold under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

On July 25, 2023, the Company issued and sold to several institutional and accredited investors, including existing significant investors of Theralink Technologies, Inc. its previously announced merger partner (“Theralink”), and Theralink’s Chairman, an aggregate of 2,500 shares of its Series A-1 convertible preferred stock, stated value $1,000 per share (the “Series A-1 Preferred Stock”), 1,800 shares of its Series A-2 convertible preferred stock, stated value $1,000 per share (the “Series A-2 Preferred Stock” and, together with the Series A-1 Preferred Stock, the “Series A Preferred Stock”), and warrants to purchase up to 2,075,704 shares of common stock, for aggregate gross proceeds of $4.3 million (the “Series A Warrants”). The Series A Preferred Stock and the Series A Warrants were issued under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(b) of Regulation D promulgated thereunder.

On December 20, 2023, the Company entered into a letter agreement with several institutional and accredited investors providing for the sale of an additional aggregate $250,000 of convertible preferred stock (the “Private Placement”). Pursuant to the letter agreement, the Company exchanged its Series A-1 Preferred Stock and Series A-2 Preferred stock for a corresponding number of shares of the Company’s newly-created Series B-1 convertible preferred stock, $0.001 par value (the “Series B-1 Preferred Stock”) and the Company’s newly-created Series B-2 convertible preferred stock, $0.001 par value (the “Series B-2 Preferred Stock” and, together with the Series B-1 Preferred Stock, the “Series B Preferred Stock”), respectively. Joseph Gunnar & Co, LLC (“Gunnar”) acted as sole placement agent for the Private Placement. The securities offered and sold in the Private Placement were offered and sold under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

On April 11, 2024, the Company exchanged, pursuant to Section 3(a)(9) of the Securities Act, (i) an aggregate of 4,550 shares of its Series B-1 convertible preferred stock, $0.001 par value (the “Series B-1 Preferred Stock”) and Series B-2 convertible preferred stock, $0.001 par value (the “Series B-2 Preferred Stock” and, collectively with the Series B-1 Preferred Stock, the “Series B Preferred Stock”) for 4,750 shares of Series C-1 convertible preferred stock (the “Series C-1 Preferred Stock”) and (ii) Existing Warrants for new warrants, initially exercisable into 2,075,704 shares of common stock (the “Exchange Warrants” and, together with the Series C-1 Convertible Preferred Stock, the “Exchange Securities”), on a one for one basis.

Also on April 11, 2024, the Company issued and sold 1,276 shares of Series C-2 convertible preferred stock (the “Series C-2 Preferred Stock” and, together with the Series C-1 Preferred Stock, the “Series C Preferred Stock”) and warrants to purchase 498,243 shares of common stock (the “Pipe Warrants” and, together with the Series C-2 Preferred Stock, the “Pipe Securities”), for aggregate cash proceeds of $900,000. The Pipe Securities were offered and sold under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. Gunnar acted as the sole placement agent for the placement of the Pipe Securities. As part of the consideration to Gunnar in connection with the placement of the Pipe Securities, the Company issued to Gunnar warrants, initially exercisable into 49,824 shares of common stock.

On April 30, 2024, the Company issued 17,364 shares of the Company’s Series D convertible preferred stock, $0.001 par value (the “Series D Preferred Stock”) to various holders (the “Theralink Note Holders”) of senior secured convertible debentures (the “Theralink Notes”) of Theralink as consideration for the transfer to the Company of all of the Theralink Notes held by such Theralink Note Holders, having an aggregate principal amount outstanding of $16,221,873.89, which the Theralink Note Holders accelerated earlier on April 30, 2024. The Series D Preferred Stock was offered and sold under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

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On May 1, 2024, the Company issued 22,067 shares of Series E convertible preferred stock, $0.001 par value (the “Series E Preferred Stock”), to Theralink as partial consideration for the transfer of substantially all of the assets of Theralink to the Company. The Series E Preferred Stock was offered and sold under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

On May 14, 2024, the Company issued to accredited investors 450 shares of Series F convertible preferred stock, $0.001 par value (the “Series F Preferred Stock”) and warrants to purchase 132,315 common stock (the “Series F Warrants” and, together with the Series F Preferred Stock, the “Series F Securities”), for aggregate cash proceeds of $450,000. The Series F Securities were offered and sold under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit Number	Description
1.1***	Underwriting Agreement
2.1**	Agreement and Plan of Merger by IMAC Holdings, Inc. and Theralink Technologies, Inc. (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 26, 2023 and incorporated herein by reference).
2.1.1	Termination Agreement dated as of May 6, 2024 between IMAC Holdings, Inc. and Theralink Technologies, Inc. (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 26, 2023 and incorporated herein by reference).
3.1	Certificate of Incorporation of IMAC Holdings, Inc. (filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on September 17, 2018 and incorporated herein by reference).
3.2	Certificate of Amendment to the Certificate of Incorporation of IMAC Holdings, Inc. (filed as Exhibit 3.2 to the Company’s Registration Statement on Form S-1/A filed with the SEC on December 10, 2018 and incorporated herein by reference).
3.3	Certificate of Correction of the Certificate of Incorporation of IMAC Holdings, Inc. filed with the Delaware Secretary of State on August 8, 2019 (filed as Exhibit 3.4 to the Company’s Current Report on Form 8-K filed with the SEC on August 9, 2019 and incorporated herein by reference).
3.4	Bylaws of IMAC Holdings, Inc. (filed as Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed with the SEC on September 17, 2018 and incorporated herein by reference).
3.5	Certificate of Designation of Preferences, Rights and Limitations of Series A-1 Convertible Preferred Stock of IMAC Holdings, Inc. (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 28, 2023 and incorporated herein by reference).
3.6	Certificate of Designation of Preferences, Rights and Limitations of Series A-2 Convertible Preferred Stock of IMAC Holdings, Inc. (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 28, 2023 and incorporated herein by reference).
3.7	Certificate of Designation of Preferences, Rights and Limitations of Series B-1 Convertible Preferred Stock of IMAC Holdings, Inc. (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 27, 2023 and incorporated herein by reference).
3.8	Certificate of Designation of Preferences, Rights and Limitations of Series B-2 Convertible Preferred Stock of IMAC Holdings, Inc. (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on December 27, 2023 and incorporated herein by reference).
3.9	Certificate of Amendment to Certificate of Incorporation filed with the Delaware Secretary of State on September 6, 2023 (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 8, 2023 and incorporated herein by reference).
3.10	Certificate of Designations of Series C-1 Convertible Preferred Stock (filed as Exhibit 3.1.1 to the Company’s Current Report on Form 8-K Filed with the SEC on April 16, 2024 and incorporated herein by reference).
3.11	Certificate of Designations of Series C-2 Convertible Preferred Stock (filed as Exhibit 3.1.2 to the Company’s Current Report on Form 8-K Filed with the SEC on April 16, 2024 and incorporated herein by reference).

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Exhibit Number	Description
3.12	Certificate of Designations of Series D Convertible Preferred Stock (filed as Exhibit 3.1.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 16, 2024 and incorporated herein by reference).
3.13	Certificate of Designations of Series E Convertible Preferred Stock (filed as Exhibit 3.1.3 to the Company’s Current Report on Form 8-K filed with the SEC on May 16, 2024 and incorporated herein by reference).
3.14	Certificate of Designations of Series F Convertible Preferred Stock (filed as Exhibit 3.1.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 16, 2024 and incorporated herein by reference).
4.1	Specimen Common Stock Certificate (filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on September 17, 2018 and incorporated herein by reference).
4.2	Form of Common Stock Warrant certificate (filed as Exhibit 4.2 to the Company’s Registration Statement on Form S-1/A filed with the SEC on December 3, 2018 and incorporated herein by reference).
4.3	Form of Warrant Agency Agreement between IMAC Holdings, Inc. and Equity Stock Transfer, LLC (filed as Exhibit 4.3 to the Company’s Registration Statement on Form S-1/A filed with the SEC on December 3, 2018 and incorporated herein by reference).
4.4	Form of Underwriters’ Unit Purchase Option (filed as Exhibit 4.4 to the Company’s Registration Statement on Form S-1/A filed with the SEC on February 8, 2019 and incorporated herein by reference).
4.5	Description of Registered Direct Offering, Series 1 Warrants and Series 2 Warrants filed with the SEC on August 15, 2022.
4.6.1	Form of Common Stock Purchase Warrant issued by the Company on July 28, 2023 (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 28, 2023 and incorporated herein by reference).
4.6.2	Amendment to Common Stock Purchase Warrant, dated December 20, 2023 (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 27, 2023 and incorporated herein by reference).
4.7	Form of Exchange Warrant (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K Filed with the SEC on April 16, 2024 and incorporated herein by reference).
4.8	Form of PIPE Warrant (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K Filed with the SEC on April 16, 2024 and incorporated herein by reference).
4.9	Form of Placement Agent Warrant (filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K Filed with the SEC on April 16, 2024 and incorporated herein by reference).
4.10***	Form of Pre-Funded Warrant
4.11***	Form of Common Warrant
5.1***	Opinion of Kelley Drye & Warren LLP.
10.1†	2018 Incentive Compensation Plan (filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on September 17, 2018 and incorporated herein by reference).
10.2	Form of Indemnification Agreement (filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-1 filed with the SEC on September 17, 2018 and incorporated herein by reference).
10.3†	Amendment No. 1 to 2018 Incentive Compensation Plan (filed as Exhibit 10.3 to the Company’s Annual Report on Form 10-K/A filed with the SEC on May 2, 2024 and incorporated herein by reference).
10.4	Management Services Agreement between IMAC Holdings, LLC and Integrated Medicine and Chiropractic Regeneration Center PSC (filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1 filed with the SEC on September 17, 2018 and incorporated herein by reference).
10.5†	Amendment No. 2 to 2018 Incentive Compensation Plan (filed as Exhibit 10.5 to the Company’s Annual Report on Form 10-K/A filed with the SEC on May 2, 2024 and incorporated herein by reference).
10.7	Commercial Line of Credit Agreement, dated May 1, 2018, between Integrated Medicine and Chiropractic Regeneration Center of St. Louis, LLC and Independence Bank of Kentucky (filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 filed with the SEC on September 17, 2018 and incorporated herein by reference).

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Exhibit Number	Description
10.11	Addendum to Merger Agreement with Clinic Management Associates, LLC (filed as Exhibit 10.18 to the Company’s Registration Statement on Form S-1 filed with the SEC on October 26, 2018 and incorporated herein by reference).
10.12	Addendum to Unit Purchase Agreement among IMAC Holdings, Inc., IMAC of St. Louis, LLC and certain unitholders of IMAC of St. Louis LLC (filed as Exhibit 10.19 to the Company’s Registration Statement on Form S-1 filed with the SEC on October 26, 2018 and incorporated herein by reference).
10.13†	Employment Agreement, dated as of March 1, 2019, between IMAC Holdings, Inc. and Jeffrey S. Ervin (filed as Exhibit 10.13 to the Company’s Current Report on Form 10-K filed with the SEC on April 16, 2019 and incorporated herein by reference).
10.14†	Employment Agreement, dated as of March 1, 2019, between IMAC Holdings, Inc. and Matthew C. Wallis (filed as Exhibit 10.14 to the Company’s Current Report on Form 10-K filed with the SEC on April 16, 2019 and incorporated herein by reference).
10.15†	Employment Agreement, dated as of April 19, 2019, between IMAC Holdings, Inc. and Jason Hui (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 25, 2019 and incorporated herein by reference).
10.17	Lease, dated as of March 1, 2019, by and between Advantage Therapy, LLC and Sagamore Hill Development Company, LLC (filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2019 and incorporated herein by reference).
10.20	Amended and Restated Term Note, dated as of September 19, 2019, made by Progressive Health and Rehabilitation, LTD in favor of PNC Bank, National Association (filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2019 and incorporated herein by reference).
10.21	Form of 10% Promissory Note issued by IMAC Holdings, Inc. (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 9, 2020 and incorporated herein by reference).
10.22	Employment Agreement, dated as of February 4, 2022 and commencing February 21, 2022, between IMAC Holdings, Inc. and Dr. Ben Lerner. (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 21, 2022 and incorporated herein by reference).
10.23	Form of Securities Purchase Agreement, dated as of July 25, 2023, between the Company and each investor identified on the signature pages thereof (the “Purchasers”) (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 28, 2023 and incorporated herein by reference).
10.24	Form of Registration Rights Agreement, dated as of July 25, 2023, between the Company and each of the Purchasers (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 28, 2023 and incorporated herein by reference).
10.25	Form of Exchange Agreement dated as of April 10, 2024 with schedule of signatories (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K Filed with the SEC on April 16, 2024 and incorporated herein by reference).
10.26	Securities Purchase Agreement dated as of April 10, 2024, by and among IMAC Holdings, Inc. and the Investors signatory thereto (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K Filed with the SEC on April 16, 2024 and incorporated herein by reference).
10.27	Registration Rights Agreement dated as of April 10, 2024, by and among IMAC Holdings, Inc. and the Investors signatory thereto (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K Filed with the SEC on April 16, 2024 and incorporated herein by reference).
10.28	Form of Settlement and Release Agreement dated as of April 10, 2024 with schedule of signatories (filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K Filed with the SEC on April 16, 2024 and incorporated herein by reference).
10.29	Credit Agreement dated as of April 11, 2024 between IMAC Holdings, Inc. and Theralink Technologies, Inc. (filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K Filed with the SEC on April 16, 2024 and incorporated herein by reference).
10.30	Security and Pledge Agreement dated as of April 12, 2024 made by Theralink Technologies, Inc. and each of its subsidiaries party thereto as Grantors, in favor of IMAC Holdings, Inc. (filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K Filed with the SEC on April 16, 2024 and incorporated herein by reference).

II-6

Exhibit Number	Description
10.31	Form of Securities Purchase Agreement dated as of April 30, 2024, by and between IMAC Holdings, Inc. and the Investor signatory thereto, with schedule of signatories (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2024 and incorporated herein by reference).
10.32	Settlement, Assignment and Release Agreement dated as of May 1, 2024 aby and between IMAC Holdings, Inc. and Theralink Technologies, Inc. (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2024 and incorporated herein by reference).
10.33	Securities Purchase Agreement dated as of May 13, 2024, by and among IMAC Holdings, Inc. and the Investors signatory thereto (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K Filed with the SEC on May 16, 2024 and incorporated herein by reference).
10.34	Registration Rights Agreement dated as of May 13, 2024, by and among IMAC Holdings, Inc. and the Investors signatory thereto (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K Filed with the SEC on May 16, 2024 and incorporated herein by reference).
10.35	Consulting Agreement dated as of May 24, 2024 between IMAC Holdings, Inc. and Jeffrey S. Ervin (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K Filed with the SEC on May 24, 2024 and incorporated herein by reference).
16.1	Letter from Cherry Bekaert, LLP, dated December 28, 2023 (filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K Filed with the SEC on December 28, 2023 and incorporated herein by reference).
21.1*	List of subsidiaries.
23.1*	Consent of Salberg & Company, P.A.
23.2*	Consent of Cherry Bekaert LLP.
97.1	IMAC Holdings, Inc. Dodd-Frank Clawback Policy (filed as Exhibit 97.1 to the Company’s Annual Report on Form 10-K filed with the SEC on April 16, 2024 and incorporated herein by reference).
101.INS*	Inline XBRL Instance Document.
101/SCH*	Inline XBRL Taxonomy Extension Schema Document.
101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)
107*	Calculation of Filing Fee

†	Compensatory plan or agreement.
*	Filed or furnished herewith
**	Portions of this exhibit have been omitted pursuant to Item 601(b)(2)(ii) of Regulation S-K because they are both (i) not material and (ii) the type that the registrant treats as private or confidential. A copy of any omitted portions will be furnished to the SEC upon request; provided, however, that the parties may request confidential treatment for any document so furnished.
***	To be filed by amendment.

(b) Financial Statement Schedules.

Financial statement schedules have been omitted, as the information required to be set forth therein is included in the Consolidated Financial Statements or Notes thereto appearing in, or incorporated by reference into, the prospectus made part of this registration statement.

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Item 17. Undertakings

Undertakings Required by Regulation S-K, Item 512(a).

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i)	include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contact of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

Undertakings Required by Regulation S-K, Item 512(b).

The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Undertaking Required by Regulation S-K, Item 512(h).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any arrangement, provision or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on June 13, 2024.

IMAC HOLDINGS, INC.

By:	/s/ Faith Zaslasvsky
Faith Zaslasvsky Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Faith Zaslavsky and Sheri Gardzina, and each of them individually, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments to the registration statement (which includes any additional registration statement under Rule 462(b)) together with all schedules and exhibits thereto, (ii) act on, sign and file with the Securities and Exchange Commission any and all exhibits to the registration statement and any and all exhibits and schedules thereto, (iii) act on, sign and file any and all such certificates, applications, registration statements, notices, reports, instruments, agreements and other documents necessary or appropriate in connection with the registration or qualification under foreign and state securities laws of the securities described in the registration statement or any amendment thereto, or obtain an exemption therefrom, in connection with the offerings described therein and (iv) take any and all such actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them individually, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, and hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Faith Zaslasvsky	Chief Executive Officer	June 13, 2024
Faith Zaslasvsky	(Principal Executive Officer)

/s/ Sheri Gardzina	Chief Financial Officer	June 13, 2024
Sheri Gardzina	(Principal Financial and Accounting Officer)

/s/ Maurice E. Evans	Director	June 13, 2024
Maurice E. Evans

/s/ Michael D. Pruitt	Director	June 13, 2024
Michael D. Pruitt

/s/ Cary W. Sucoff	Director	June 13, 2024
Cary W. Sucoff

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